Exhibit 3.1

THE COMPANIES LAW (2012 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

SIXTH AMENDED AND RESTATED

MEMORANDUM AND ARTICLES OF

ASSOCIATION

OF

SUNGY MOBILE LIMITED

(adopted by special resolutions passed on October 8, 2013)

THE COMPANIES LAW (2012 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

SIXTH AMENDED AND RESTATED MEMORANDUM OF ASSOCIATION

OF

SUNGY MOBILE LIMITED

(adopted by special resolutions passed on October 8, 2013)

1	NAME

The name of the Company is Sungy Mobile Limited.

2	COMPANY LIMITED BY SHARES

The Company is a company limited by shares. The liability of each member is limited to the amount from time to time unpaid on such member’s shares.

3	REGISTERED OFFICE

The Registered Office of the Company is situated at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, or such other place within the Cayman Islands as the Company from time to time may determine by a resolution of directors.

4	GENERAL OBJECTS AND POWERS

The objects for which the Company is established are unrestricted and the Company shall have full power and authority to carry out any object not prohibited by the Companies Law or any other law of the Cayman Islands.

5	AUTHORISED CAPITAL

5.1	The share capital of the Company is US$50,000 divided into 500,000,000 shares comprising of 413,321,896 Ordinary Shares with a par value of US$0.0001 each, and 86,678,104 Preferred Shares, of which 21,428,600 are Series A Preferred Shares with a par value of US$0.0001 each, 34,226,200 are Series B Preferred Shares with a par value of US$0.0001 each, 22,660,321 are Series C-1 Preferred Shares with a par value of US$0.0001 each, 6,474,587 are Series C-2 Preferred Shares with a par value of US$0.0001 each, and 1,888,396 are Series C-3 Preferred Shares with a par value of US$0.0001 each.

5.2	The shares in the Company shall be issued in the currency of the United States of America.

6	MISCELLANEOUS

6.1	The Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit as provided by the Companies Law.

6.2	The Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this section shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

6.3	The Company has the power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands

6.4	Terms used but not defined in this Memorandum of Association shall have the same meaning as set forth in the Articles of Association.

THE COMPANIES LAW (2012 REVISION)

OF THE CAYMAN ISLANDS

COMPANY LIMITED BY SHARES

SIXTH AMENDED AND RESTATED ARTICLES OF ASSOCIATION

OF

SUNGY MOBILE LIMITED

(adopted by special resolutions passed on October 8, 2013)

DEFINITIONS AND INTERPRETATION

1.	In these Articles unless there is something in the subject or context inconsistent therewith,

“Affiliate”	means, in respect of a Person, any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such Person, and (a) in the case of a natural Person, shall include, without limitation, such Person’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law, (b) in the case of an Investor, shall include (i) any Person who holds Shares as a nominee for such Investor, (i) any shareholder of such Investor, (ii) any entity or individual which has a direct and indirect interest in such Investor (including, if applicable, any general partner or limited partner) or any fund manager thereof; (iv) any Person that directly or indirectly Controls, is Controlled by, under common Control with, or is managed by such Investor or its fund manager, (v) the relatives of any individual referred to in (ii) above, and (vi) any trust Controlled by or held for the benefit of such individuals.

“Articles”	means these Articles as originally framed or as from time to time altered by Special Resolution.

“Auditors”	means the persons for the time being performing the duties of auditors of the Company, appointed by the Board.

“Board”	means the Board of Directors of the Company.

“CBC Representative”	has the meaning set forth in Clause 71(d).

“Company”	means Sungy Mobile Limited, an exempted company limited by shares registered by way of continuation under the Companies Law.

“Companies Law”	means the Companies Law (2012 Revision) of the Cayman Islands.

“Control”	with respect to any third Person shall have the meaning ascribed to it in Rule 405 under the Securities Act, and shall be deemed to exist in favour of any Person (a) when such Person holds at least 20 percent of the outstanding voting securities of such third Person and no other Persons owns a greater number of outstanding voting securities of such third Person or (b) over other members of such Person’s immediate family. Immediate family members include, without limitation, a Person’s spouse, parents, children, siblings, mother-in-law and father-in-law and brothers and sisters-in-law. The terms “Controlling” and “Controlled” have meanings correlative to the foregoing.

“Conversion Price”	means, with respect to each Series A Preferred Share, the Series A Conversion Price, with respect to each Series B Preferred Share, the Series B Conversion Price, and with respect to each Series C Preferred Share, the applicable Series C Conversion Price.

“Conversion Rights”	has the meaning set forth in Clause 1 of Schedule A to the Articles.

“Debenture”	means debenture stock, mortgages, bonds and any other such securities of the Company whether constituting a charge on the assets of the Company or not.

“Distribution”	(a) the direct or indirect transfer of an asset, other than the Company’s own shares, to or for the benefit of a Member; or (b) the incurring of a debt to or for the benefit of a Member; in relation to shares held by a Member and whether by means of the purchase of an asset, the purchase, redemption or other acquisition of shares, a transfer of indebtedness or otherwise, and includes a dividend.

“Directors”	means the directors for the time being of the Company, and “Director” means any one of them.

“Existing ESOP”	means the Company’s 2006 Global Share Plan, under which an aggregate of 5,224,126 Ordinary Shares have been reserved to be issued to officers, directors, employees and consultants of the Company and the Company’s 2010 Global Share Plan, under which an aggregate of 5,373,659 Ordinary Shares have been reserved to be issued to officers, directors, employees and consultants of the Company.

“Group” or “Group Companies”	means the Company, the WFOEs, the Operating Companies and their respective Subsidiaries from time to time, and “Group Company” means any one of them.

“IDG”	means, collectively, IDG-Accel China Growth Fund L.P., IDG-Accel China Growth Fund-A L.P. and IDG-Accel China Investors L.P.

“IDG Representative”	has the meaning set forth in Clause 71(a).

“Hengye Software”	means Guangzhou Hengye Software Technology Co., Ltd., a limited liability company registered in Guangzhou, Guangdong Province, PRC.

“IFRS”	means International Financial Reporting Standards, as issued by the International Accounting Standards Board, and as in effect from time to time.

“Investor Consent”	means, at the time of its determination, the prior written consent of an Investor Supermajority.

“Investor Supermajority”	means Investors representing a two-thirds (2/3) majority of the Preferred Shares in aggregate (on an as-if-converted basis), as adjusted in accordance with their terms, or securities resulting from the conversion or exchange of such Preferred Shares.

“Investor Representatives”	the Series A Representative, the JAFCO Representative, the WI Harper Representative and the CBC Representative, and “Investor Representative” means any one of them.

“Investors”	means the Series A Investors, the Series B Investors and the Series C Investors, and “Investor” means any one of them, and their respective assignees, transferees or successors.

“JAFCO”	means JAFCO Asia Technology Fund III, an exempted company incorporated under the laws of the Cayman Islands.

“JAFCO Representative”	has the meaning set forth in Clause 71(b).

“Jiubang Computer”	Guangzhou Jiubang Digital Technology Co., Ltd., a limited liability company registered in Guangzhou, Guangdong Province, PRC

“Jiubang Digital”	means Guangzhou Jiubang Digital Technology Co., Ltd., a limited liability company registered in Guangzhou, Guangdong Province, PRC.

“Members”	shall bear the meaning ascribed to it in the Companies Law.

“Memorandum of Association”	means the Sixth Amended and Restated Memorandum of Association of the Company, as amended and restated from time to time.

“month”	means calendar month.

“New Securities”	means any share capital of the Company (including reissued shares), whether authorized or not, and any rights, options, or warrants to purchase share capital of the Company, any notes, debentures, preferred stock or shares and securities of any type whatsoever that are ultimately, or may become, convertible into share capital of the Company issued by the Company. “New Securities” does not include: (a) Ordinary Shares issued upon conversion of Preferred Shares; (b) securities issued as a dividend or distribution on Preferred Shares or any event for which adjustment is made pursuant to Clause 2(f) or Clause 2(g) of Schedule A to Memorandum of Association and these Articles, (c) securities offered to the public pursuant to a registration statement or registered prospectus in respect of a Qualified IPO, (d) up to 10,597,785 Ordinary Shares (or such lesser number available under the Existing ESOP) issued or issuable to officers, directors, and employees of, and consultants to, the Group pursuant to options or awards under the Existing ESOP, or (e) securities or share capital issued to all Shareholders pro rata without consideration pursuant to a share dividend, share subdivision, or similar transaction.

“Operating Companies”	means Jiubang Digital, Sanju Advertising, Hengye Software, Zhiteng Computer and “Operating Company” means any one of them.

“Ordinary Resolution”	means, subject to the quorum requirement set forth in Clause 44, a resolution passed by Members holding two thirds (2/3) of all voting shares who, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting, and includes a written resolution passed by all Members. In computing the threshold when a poll is taken regard shall be had to the number of votes to which each Member is entitled by the Articles.

“Ordinary Shareholders”	means holders of Ordinary Shares.

“Ordinary Share Equivalent”	means the number of issued and outstanding Ordinary Shares, and Ordinary Shares into which issued and outstanding Preferred Shares and other voting equity securities are convertible.

“Ordinary Shares”	means the ordinary shares of the Company with a nominal or per share par value of US$0.0001.

“Original Issue Date”	means, with respect to each Series A Preferred Share, the Series A Original Issue Date, with respect to each Series B Preferred Share, the Series B Original Issue Date, and with respect to each Series C Preferred Share, the applicable Series C Original Issue Date.

“Original Issue Price”	means, with respect to each Series A Preferred Share, the Series A Original Issue Price, with respect to each Series B Preferred Share, the Series B Original Issue Price, and with respect to each Series C Preferred Share, the applicable Series C Original Issue Price.

“paid-up”	means paid-up or credited as paid-up.

“Person”	means any individual, sole proprietorship, partnership, firm, joint venture, estate, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or governmental authority or other entity of any kind or nature.

“PRC”	means the Peoples’ Republic of China, excluding the Hong Kong Special Administrative Region, the Macau Special Administrative Region and the Islands of Taiwan.

“Preferred Shares”	means the Series A Preferred Shares, the Series B Preferred Shares and the Series C Preferred Shares, and “Preferred Share” means any of them.

“Qualified IPO”	means the closing of the Company’s first firm commitment, underwritten public offering of Ordinary Shares or securities representing Ordinary Shares in connection with which Ordinary Shares or such securities (or the shares of a company of which the Company is a wholly-owned subsidiary established for the purpose of listing (the “Listco”)) is listed and becomes publicly traded on an internationally recognized securities exchange (including the Stock Exchange of Hong Kong) or the issue or transfer of shares in a company whose shares are listed on an internationally recognized stock exchange (including the Stock Exchange of Hong Kong) for which shares approval for listing and trading has been duly obtained and which shares are issued or transferred in consideration of the acquisition of the Ordinary Shares of the Company or the shares of the Listco, provided, however, that such transaction or listing shall result in aggregate proceeds to the Company of at least US$80,000,000 (before deduction for underwriters’ commissions and expenses), and that the market capitalization of the Company or the Listco immediately before such transaction or listing shall be at least US$300,000,000.

“Redemption Price”	has the meaning set forth in paragraph 4(a) of Schedule A to the Articles.

“registered office”	means the registered office for the time being of the Company.

“Related Party”	means, with respect to any Person, (a) any Affiliate of such Person, (b) each Person that serves as a director, officer, partner, executor, or trustee of such Person (or in any other similar capacity), (c) any Person with respect to which such Person serves as a general partner or trustee (or in any other similar capacity), (d) any Person that has direct or indirect beneficial ownership of voting securities or other voting interests representing at least ten percent of the outstanding voting power or equity securities or other equity interests representing at least ten percent of the outstanding equity interests (a “Material Interest”) in such Person, and (e) any Person in which such Person holds a Material Interest.

“Sale of the Company”	means (a) the sale, lease or other disposition (in one or a series of related transactions) of all or substantially all of the Company’s assets to one Person or a group of Persons acting in concert (other than the Company or any of its Controlled Affiliates), including a sale (or multiple related sales) of one or more Subsidiaries (whether by way of merger, consolidation, recapitalization, reclassification, reorganization or sale of all or substantially all of the assets or securities) which constitute all or substantially all of the consolidated assets or business of the Company, (b) the sale, exchange or transfer, in one or a series of related transactions, of a majority of the outstanding shares of the Company to one Person or a group of Persons acting in concert, under circumstances in which the holders of a majority in voting power of the outstanding shares of the Company immediately prior to such transaction beneficially own less than a majority in voting power of the outstanding shares of the Company or the acquiring Person immediately following such transaction, or (c) a merger, consolidation, amalgamation, recapitalization, reclassification, reorganization or similar business combination transaction involving the Company under circumstances in which holders of a majority in voting power of the shares of the Company immediately prior to such transaction beneficially own less than a majority in voting power of the outstanding shares of the Company, or the surviving or resulting corporation or acquirer, as the case may be, immediately following such transaction.

“Sanju Advertising”	means Guangzhou Sanju Advertising and Medial Co., Ltd., a limited liability company registered in Guangzhou, Guangdong Province, PRC.

“Seal”	means the common seal of the Company and includes every duplicate seal.

“Secretary”	includes an Assistant Secretary and any person appointed to perform the duties of Secretary of the Company.

“Securities Act”	means the Securities Act of 1933, as amended, of the United States of America.

“Series A Conversion Price”	has the meaning set forth in paragraph 1 of Schedule A to the Articles.

“Series A Investors”	means holders of Series A Preferred Shares.

“Series A Original Issue Date”	means May 15, 2005.

“Series A Original Issue Price”	means a price per share of US$0.0560 with respect to each Series A Preferred Share.

“Series A Preferred Shares”	mean the series A redeemable convertible preferred shares of the Company with a par value of US$0.0001 per share, having the rights set out in the Memorandum of Association and these Articles.

“Series B Conversion Price”	has the meaning set forth in paragraph 1 of Schedule A to the Articles.

“Series B Investors”	means holders of Series B Preferred Shares.

“Series B Original Issue Date”	means the date of the original issuance of the Series B Preferred Shares.

“Series B Original Issue Price”	means a price per share of US$0.2800 with respect to each Series B Preferred Share.

“Series B Preferred Shares”	mean the series B redeemable convertible preferred shares of the Company with a par value of US$0.0001 per share, having the rights set out in the Memorandum of Association and these Articles.

“Series C Conversion Price”	has the meaning set forth in paragraph 1 of Schedule A to the Articles.

“Series C Investors”	means holders of Series C Preferred Shares.

“Series C Original Issue Date”	means, with respect to Series C-1 Preferred Shares and the Series C-2 Preferred Shares, the date of the original issuance of the Series C-1 Preferred Shares and the Series C-2 Preferred Shares, and with respect to Series C-3 Preferred Shares, the date of the original issuance of the Series C-3 Preferred Shares.

“Series C Original Issue Price”	means, with respect to each Series C-1 Preferred Share, US$0.8826, with respect to each Series C-2 Preferred Share, US$0.6178, and with respect to each Series C-3 Preferred Share, US$1.0591.

“Series C Preferred Shares”	mean Series C-1 Preferred Shares, Series C-2 Preferred Shares and Series C-3 Preferred Shares.

“Series C-1 Preferred Shares”	mean the series C-1 redeemable convertible preferred shares of the Company with a par value of US$0.0001 per share, having the rights set out in the Memorandum of Association and these Articles.

“Series C-2 Preferred Shares”	mean the series C-2 redeemable convertible preferred shares of the Company with a par value of US$0.0001 per share, having the rights set out in the Memorandum of Association and these Articles.

“Series C-3 Preferred Shares”	mean the series C-3 redeemable convertible preferred shares of the Company with a par value of US$0.0001 per share, having the rights set out in the Memorandum of Association and these Articles.

“Share”	means any Ordinary Share or Preferred Share.

“Share Premium Account”	means the account of the Company which the Company maintains, to which all premiums over nominal or par value received by the Company in respect of issues of shares from time to time are credited.

“Shareholders Agreement”	means the second restated and amended shareholders agreement to be entered into by and among the Company, the Investors and certain other parties thereto.

“Shareholders”	means the holders of Shares.

“Special Provisions”	means the provisions specified in the Appendix to these Articles.

“Special Resolution”	means a Members’ resolution expressed to be a special resolution and passed either (i) as a unanimous written resolution signed by all Members entitled to vote or (ii) by a majority of at least two-thirds of such Members as, being entitled to do so, vote in person or by proxy at a general meeting of which notice specifying the intention to propose the resolution as a special resolution has been duly given.

“Subsidiary”	means, with respect to any subject entity (the “subject entity”), (i) any company, partnership or other entity (x) more than 50 percent of whose shares or other interests entitled to vote in the election of directors or (y) more than a 50 percent. interest whose in the profits or capital of such entity are owned or controlled directly or indirectly by the subject entity or through one or more Subsidiaries of the subject entity, (ii) any entity whose assets, or portions thereof, are consolidated with the net earnings of the subject entity and are recorded on the books of the subject entity for financial reporting purposes in accordance with the International Financial Reporting Standards (iii) any entity respect to which the subject entity has the power to otherwise direct the business and policies of that entity directly or indirectly through another Subsidiary.

“WI Harper”	means WI Harper INC Fund VI Ltd, an exempted company incorporated under the laws of the Cayman Islands.

“WI Harper Representative”	has the meaning set forth in Clause 71(c).

“WFOEs”	Jiubang Computer and XMedia Beijing, and “WFOE” means any one of them.

“written” and “in writing”	include all modes of representing or reproducing words in visible form.

“XMedia Beijing”	Beijing XMedia Technology Co., Ltd., a limited liability company registered in Beijing, PRC

“Zhiteng Computer”	means Guangzhou Zhiteng Computer Technology Co., Ltd., a limited liability company registered in Guangzhou, Guangdong Province, PRC.

Words importing the singular number include the plural number and vice-versa.

Words importing the masculine gender include the feminine gender.

Words importing persons include corporations.

2.	The business of the Company may be commenced as soon after incorporation as the Directors shall see fit, notwithstanding that only part of its shares may have been allotted.

3.	The Directors may pay, out of the capital or any other monies of the Company, all expenses incurred in or about the formation and establishment of the Company including the expenses of registration.

CERTIFICATES FOR SHARES

4.	Certificates representing shares of the Company shall be in such form as shall be determined by the Directors. Such certificates may be under Seal. All certificates for shares shall be consecutively numbered or otherwise identified and shall specify the shares to which they relate. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered in the register of Members of the Company. All certificates surrendered to the Company for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled. The Directors may authorise certificates to be issued with the seal and authorised signature(s) affixed by some method or system of mechanical process.

5.	Notwithstanding Clause 4 of these Articles, if a share certificate be defaced, lost or destroyed, it may be renewed on payment of a fee of one dollar (US$l.00) or such lesser sum and on such terms (if any) as to evidence and indemnity and the payment of the expenses incurred by the Company in investigating evidence, as the Directors may prescribe.

ISSUE OF SHARES

6.	Subject to the relevant provisions, if any, in the Memorandum of Association and these Articles and to any direction that may be given by the Company in general meeting and without prejudice to any special rights previously conferred on the holders of existing shares, the Directors may allot, issue, grant options over or otherwise dispose of shares of the Company (including fractions of a share) with or without preferred, deferred or other special rights or restrictions, whether with regard to dividend, voting, return of capital or otherwise and to such persons, at such times and on such other terms as they think proper. Shares in the Company may only be issued as registered shares and the Company is not authorised to issue bearer shares. Registered shares may not be exchanged for bearer shares or converted to bearer shares.

7.	The Company shall maintain a register of its Members and every person whose name is entered as a Member in the register of Members shall be entitled without payment to receive within two months after allotment or lodgement of transfer (or within such other period as the conditions of issue shall provide) one certificate for all his shares or several certificates each for one or more of his shares upon payment of fifty cents (US$0.50) for every certificate after the first or such less sum as the Directors shall from time to time determine provided that in respect of a share or shares held jointly by several persons the Company shall not be bound to issue more than one certificate and delivery of a certificate for a share to one of the several joint holders shall be sufficient delivery to all such holders.

TRANSFER OF SHARES

8.	The instrument of transfer of any share shall be in writing and shall be executed by or on behalf of the transferor and the transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the register in respect thereof.

9.	The transfers of shares are restricted by the Special Provisions and are subject to the terms thereof, and the Directors shall not register any transfer of shares if such transfer would contravene the Special Provisions. Except as aforesaid and except as otherwise provided in these Articles or the Memorandum of Association, the Directors may not decline to register any transfer of shares without reasonable cause. If the Directors refuse to register a transfer they shall notify the transferee within two weeks of such refusal, providing a detailed explanation of the reason therefor.

10.	The registration of transfers may be suspended at such time and for such periods as the Directors may from time to time determine, provided always that such registration shall not be suspended for more than forty-five days in any year.

REDEEMABLE SHARES

11. (a)	Subject to the provisions of the Companies Law, these Articles, and the Memorandum of Association, shares may be issued on the terms that they are, or at the option of the Company or the holder are, to be redeemed on such terms and in such manner as the Company, before the issue of the shares, may by Special Resolution determine.

(b)	Subject to the provisions of the Companies Law and these Articles, the Company may purchase its own shares, including any redeemable shares, in such manner and on such other terms as the Directors may agree with the relevant Member.

(c)	The Company may make a payment in respect of the redemption or purchase of its own shares in any manner permitted by the Companies Law, including out of capital.

(d)	The Directors may accept the surrender for no consideration of any fully paid share.

RIGHTS OF SHARES

12.	Subject to the provisions of Schedule A and the other rights attaching to the Preferred Shares in these Articles of Association, each Ordinary Share in the Company confers on the holder:

(a)	the right to one vote at a meeting of the members of the Company or on any resolution of the members of the Company;

(b)	the right to an equal share in any dividend paid by the Company in accordance with the Companies Law; and

(c)	the right to an equal share in the distribution of the surplus assets of the Company.

13.	Each Ordinary Share in the Company shall be junior and subordinate to the rights of the Preferred Shares pursuant to the Memorandum of Association and these Articles .

14.	In addition to any other rights attaching to the Preferred Shares, each Preferred Share in the Company confers on the holder the rights set out in Schedule A attached hereto. For the sake of clarity, Schedule A forms part of the Articles. In the event of any conflict between the conditions in the Articles and Schedule A, Schedule A shall prevail.

VARIATION OF RIGHTS OF SHARES

15.	If at any time the shares of the Company is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may, whether or not the Company is being wound-up and except where these Articles or the Companies Law impose any stricter quorum, voting or procedural requirements in regard to the variation of rights attached to a specific class, be varied with the consent in writing of the holders at least two-thirds of the issued shares of that class, or with the sanction of a Special Resolution passed at a general meeting of the holders of the shares of that class.

The provisions of these Articles relating to general meetings shall apply to every such general meeting of the holders of one class of shares except that the necessary quorum shall be one person holding or representing by proxy at least one-third of the issued shares of the class and that any holder of shares of the class present in person or by proxy may demand a poll.

16.	The rights conferred upon the holders of the shares of any class issued with preferred or other rights shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

COMMISSION ON SALE OF SHARES

17.	The Company may in so far as the Companies Law from time to time permits pay a commission to any person in consideration of his subscribing or agreeing to subscribe whether absolutely or conditionally for any shares of the Company. Such commissions may be satisfied by the payment of cash or the lodgement of fully or partly paid-up shares or partly in one way and partly in the other. The Company may also on any issue of shares pay such brokerage as may be lawful.

NON-RECOGNITION OF TRUSTS

18.	No person shall be recognised by the Company as holding any share upon any trust and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future, or partial interest in any share, or any interest in any fractional part of a share, or (except only as is otherwise provided by these Articles or the Companies Law) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.

LIEN ON SHARES

19.	The Company shall have a first and paramount lien and charge on all shares (whether fully paid-up or not) registered in the name of a Member (whether solely or jointly with others) for all debts, liabilities or engagements to or with the Company (whether presently payable or not) by such Member or his estate, either alone or jointly with any other person, whether a Member or not, but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this Article. The registration of a transfer of any such share shall operate as a waiver of the Company’s lien (if any) thereon. The Company’s lien (if any) on a share shall extend to all dividends or other monies payable in respect thereof.

20.	The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, but no sale shall be made unless a sum in respect of which the lien exists is presently payable, nor until the expiration of fourteen days after a notice in writing stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable, has been given to the registered holder or holders for the time being of the share, or the person, of which the Company has notice, entitled thereto by reason of his death or bankruptcy.

21.	To give effect to any such sale, the Directors may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

22.	The proceeds of such sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable and the residue, if any, shall (subject to a like lien for sums not presently payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

CALL ON SHARES

23. (a)	The Directors may from time to time make calls upon the Members in respect of any monies unpaid on their shares (whether on account of the nominal value of the shares or by way of premium or otherwise) and not by the conditions of allotment thereof made payable at fixed terms, provided that no call shall be payable at less than one month from the date fixed for the payment of the last preceding call, and each Member shall (subject to receiving at least fourteen days’ notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on the shares. A call may be revoked or postponed as the Directors may determine. A call may be made payable by instalments.

(b)	A call shall be deemed to have been made at the time when the resolution of the Directors authorising such call was passed.

(c)	The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

24.	If a sum called in respect of a share is not paid before or on a day appointed for payment thereof, the persons from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate not exceeding ten percent per annum as the Directors may determine, but the Directors shall be at liberty to waive payment of such interest either wholly or in part.

25.	Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium or otherwise, shall for the purposes of these Articles be deemed to be a call duly made, notified and payable on the date on which by the terms of issue the same becomes payable, and in the case of non-payment all the relevant provisions of these Articles as to payment of interest forfeiture or otherwise shall apply as if such sum had become payable by virtue of a call duly made and notified.

26.	The Directors may, on the issue of shares, differentiate between the holders as to the amount of calls or interest to be paid and the times of payment.

27. (a)	The Directors may, if they think fit, receive from any Member willing to advance the same, all or any part of the monies uncalled and unpaid upon any shares held by him, and upon all or any of the monies so advanced may (until the same would but for such advances, become payable) pay interest at such rate not exceeding (unless the Company in general meeting shall otherwise direct) 7 percent per annum, as may be agreed upon between the Directors and the Member paying such sum in advance.

(b)	No such sum paid in advance of calls shall entitle the Member paying such sum to any portion of a dividend declared in respect of any period prior to the date upon which such sum would, but for such payment, become presently payable.

FORFEITURE OF SHARES

28. (a)	If a Member fails to pay any call or instalment of a call or to make any payment required by the terms of issue on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of the call, instalment or payment remains unpaid, give notice requiring payment of any part of the call, instalment or payment that is unpaid, together with any interest which may have accrued and all expenses that have been incurred by the Company by reason of such non-payment. Such notice shall name a day (not earlier than the expiration of fourteen days from the date of giving of the notice) on or before which the payment required by the notice is to be made, and shall state that, in the event of non-payment at or before the time appointed the shares in respect of which such notice was given will be liable to be forfeited.

(b)	If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited share and not actually paid before the forfeiture.

(c)	A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition, the forfeiture may be cancelled on such terms as the Directors see fit.

29.	A person whose shares have been forfeited shall cease to be a Member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all monies which, at the date of forfeiture, were payable by him to the Company in respect of the shares together with interest thereon, but his liability shall cease if and when the Company shall have received payment in full of all monies whenever payable in respect of the shares.

30.	A certificate in writing under the hand of one Director or the Secretary of the Company that a share in the Company has been duly forfeited on a date stated in the declaration shall be conclusive evidence of the fact therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.

31.	The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium as if the same had been payable by virtue of a call duly made and notified.

REGISTRATION OF EMPOWERING INSTRUMENTS

32.	The Company shall be entitled to charge a fee not exceeding one dollar (US$l.00) on the registration of every probate, letter of administration, certificate of death or marriage, power of attorney, notice in lieu of distringas, or other instrument.

TRANSMISSION OF SHARES

33.	In case of the death of a Member, the survivor or survivors where the deceased was a joint holder, and the legal personal representatives of the deceased where he was a sole holder, shall be the only persons recognised by the Company as having any title to his interest in the shares, but nothing herein contained shall release the estate of any such deceased holder from any liability in respect of any shares which had been held by him solely or jointly with other persons.

34. (a)	Any person becoming entitled to a share in consequence of the death or bankruptcy or liquidation or dissolution of a Member (or in any other way than by transfer) may, upon such evidence being produced as may from time to time be required by the Directors and subject as hereinafter provided, elect either to be registered himself as holder of the share or to make such transfer of the share to such other person nominated by him as the deceased or bankrupt person could have made and to have such person registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that Member before his death or bankruptcy as the case may be.

(b)	If the person so becoming entitled shall elect to be registered himself as holder he shall deliver or send to the Company a notice in writing signed by him stating that he so elects.

35.	A person becoming entitled to a share by reason of the death or bankruptcy or liquidation or dissolution of the holder (or in any other case than by transfer) shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company PROVIDED HOWEVER that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share, and if the notice is not complied with within ninety days, the Directors may thereafter withhold payment of all dividends, bonuses or other monies payable in respect of the share until the requirements of the notice have been complied with.

AMENDMENT OF MEMORANDUM OF ASSOCIATION,

ALTERATION OF CAPITAL & CHANGE OF LOCATION OF REGISTERED OFFICE

36. (a)	Subject to and in so far as permitted by the provisions of the Companies Law, the Memorandum of Association, and these Articles (in particular Clauses 68 and 69 of Articles), the Company may from time to time by Special Resolution alter or amend its Memorandum of Association with respect to any objects, powers or other matters specified therein provided always that the Company may by Ordinary Resolution:

(i)	increase its share capital by such sum as the Ordinary Resolution shall prescribe and with such rights, priorities and privileges annexed thereto, as the Company in general meeting may determine;

(ii)	consolidate and divide all or any of its shares into shares of larger amount than its existing shares;

(iii)	by subdivision of its existing shares or any of them divide the whole or any part of its shares into shares of smaller amount than is fixed by the Memorandum of Association or into shares without nominal or par value;

(iv)	cancel any shares that at the date of the passing of the Ordinary Resolution have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled.

(b)	All new shares created hereunder shall be subject to the same provisions with reference to the payment of calls, liens, transfer, transmission, forfeiture and otherwise as the shares in the original authorised shares.

(c)	Subject to the provisions of the Companies Law, the Company may by resolution of the Directors change the location of its registered office.

CLOSING REGISTER OF MEMBERS OR FIXING RECORD DATE

37.	For the purpose of determining Members entitled to notice of or to vote at any meeting of Members or any adjournment thereof, or Members entitled to receive payment of any dividend, or in order to make a determination of Members for any other proper purpose, the Directors of the Company may provide that the register of Members shall be closed for transfers for a stated period but not to exceed in any case ten days. If the register of Members shall be so closed for the purpose of determining Members entitled to notice of or to vote at a meeting of Members, such register shall be so closed for at least ten days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the register of Members.

38.	In lieu of or apart from closing the register of Members, the Directors may fix in advance a date as the record date for any such determination of Members entitled to notice of or to vote at a meeting of the Members and for the purpose of determining the Members entitled to receive payment of any dividend the Directors may, at or within 90 days prior to the date of declaration of such dividend fix a subsequent date as the record date for such determination.

39.	If the register of Members is not so closed and no record date is fixed for the determination of Members entitled to notice of or to vote at a meeting of Members or Members entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Members. When a determination of Members entitled to vote at any meeting of Members has been made as provided in this section, such determination shall apply to any adjournment thereof.

GENERAL MEETING

40. (a)	Subject to Clause 40(c) hereof, the Company shall within twelve (12) months of its incorporation and at least once every twelve (12) months thereafter hold a general meeting as its annual general meeting and shall specify the meeting as such in the notices calling it. The annual general meeting shall be held at such time and place as the Directors shall appoint and if no other time and place is prescribed by them, it shall be held at the registered office on the second Wednesday in December of each year at ten o’clock in the morning.

(b)	At these meetings the report of the Directors (if any) shall be presented.

(c)	Subject to the Companies Law, Clauses 68 and 69 of these Articles and except as otherwise provided in these Articles, all business required to be transacted or approved by the Company in general meeting shall be transacted or approved by Ordinary Resolution.

41. (a)	The Directors may whenever they think fit, and they shall on the requisition of Members of the Company holding at the date of the deposit of the requisition not less than one-tenth of such of the paid-up shares of the Company as at the date of the deposit carries the right of voting at general meetings of the Company, proceed to convene a general meeting of the Company.

(b)	The requisition must state the objects of the meeting and must be signed by the requisitionists and deposited at the registered office of the Company and may consist of several documents in like form each signed by one or more requisitionists.

(c)	If the Directors do not within twenty-one days from the date of the deposit of the requisition duly proceed to convene a general meeting, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene a general meeting, but any meeting so convened shall not be held after the expiration of three months after the expiration of the said twenty-one days.

(d)	A general meeting convened as aforesaid by requisitionists shall be convened in the same manner as nearly as possible as that in which general meetings are to be convened by Directors.

NOTICE OF GENERAL MEETINGS

42.	At least fourteen (14) days’ written notice shall be given for an annual general meeting or any other general meeting. Every notice shall be exclusive of the day on which it is given or deemed to be given and of the day for which it is given and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner hereinafter mentioned or in such other manner if any as may be prescribed by the Company PROVIDED HOWEVER that a general meeting of the Company shall, whether or not the notice specified in this regulation has been given and whether or not the provisions of Clause 41 have been complied with, be deemed to have been duly convened if it is so agreed by all the Members entitled to attend and vote thereat or their proxies.

43.	The accidental omission to give notice of a general meeting to, or the non-receipt of notice of a meeting by any person entitled to receive notice shall not invalidate the proceedings of that meeting.

PROCEEDINGS AT GENERAL MEETINGS

44.	No business shall be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business, such quorum to consist of three Members present in person or by proxy (including CBC and at least two Series B Investors), holding not less than fifty (50) percent of the issued and outstanding Ordinary Shares (with Preferred Shares counted as Ordinary Shares for the purposes hereof on an as-if-converted basis), present in person or by proxy; provided always that if the Company has one Member of record the quorum shall be that one Member present in person or by proxy.

45.	Subject to Clauses 68 and 69 of these Articles, a resolution (including a Special Resolution) in writing (in one or more counterparts) signed by all Members for the time being entitled to receive notice of and to attend and vote at general meetings (or being corporations by their duly authorised representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.

46.	If within one hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Members, shall be dissolved and in any other case it shall stand adjourned to the same day in the next week at the same time and place and if at the adjourned meeting such a quorum is still not present within half an hour from the time appointed for the meeting, the Members present, provided there are at least three Members present in person or by proxy, shall be a quorum and may, subject to Clauses 68 and 69 of these Articles, transact the business for which the adjourned meeting was originally convened.

47.	The Chairman, if any, of the Board shall preside as Chairman at every general meeting of the Company, or if there is no such Chairman, or if he shall not be present within fifteen minutes after the time appointed for the holding of the meeting, or is unwilling to act, the Directors present shall elect one of their number to be Chairman of the meeting.

48.	If at any general meeting no Director is willing to act as Chairman or if no Director is present within fifteen minutes after the time appointed for holding the meeting, the Members present shall choose one of their number to be Chairman of the meeting.

49.	The Chairman may, with the consent of any general meeting duly constituted hereunder, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

50.	When a general meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting; save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned general meeting.

51.	At any general meeting a resolution put to the vote of the meeting shall be decided on a poll.

52.	Each poll shall be taken in such manner as the Chairman directs and the result of the poll shall be deemed to be the resolution of the general meeting.

53.	The Chairman of the general meeting shall not be entitled to a second or casting vote under any circumstance.

54.	Members may participate in a general meeting by means of conference telephone, video conference or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a general meeting pursuant to this provision shall constitute presence in person at such general meeting.

VOTES OF MEMBERS

55.	Except as otherwise required by law or as set forth herein, the holder of each Ordinary Share issued and outstanding shall have one vote for each Ordinary Share held by such holder, and the holder of each Preferred Share shall be entitled to the number of votes equal to the number of Ordinary Shares into which such Preferred Share could be converted at the record date for determination of the Members entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of Members is solicited, such votes to be counted together with all other shares of the Company having general voting power and not counted separately as a class. Holders of Ordinary Shares and Preferred Shares shall be entitled to notice of any Members’ meeting in accordance with these Articles, and except as otherwise set forth in Clauses 68 and 69 of these Articles, shall vote together and not as separate classes.

Notwithstanding the foregoing, in relation to any Special Resolution, if such Special Resolution is not approved by holders of at least a majority of the then outstanding Preferred Shares, the holders of the Preferred Shares who vote against the resolution shall have the number of votes equal to the votes of all Members who vote for the resolution plus one.

56.	In the case of joint holders of record the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders, and for this purpose seniority shall be determined by the order in which the names stand in the register of Members.

57.	A Member of unsound mind, or in respect of whom an order has been made by any court, having jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonis, or other person in the nature of a committee, receiver or curator bonis appointed by that court, and any such committee, receiver, curator bonis or other persons may vote by proxy.

58.	No Member shall be entitled to vote at any general meeting unless he is registered as a Member of the Company on the record date for such meeting nor unless all calls or other sums presently payable by him in respect of shares in the Company have been paid.

59.	No objection shall be raised to the qualification of any voter except at the general meeting or adjourned general meeting at which the vote objected to is given or tendered and every vote not disallowed at such general meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the general meeting whose decision shall be final and conclusive.

60.	Votes may be given either personally or by proxy.

PROXIES

61.	The instrument appointing a proxy shall be in writing and shall be executed under the hand of the appointer or of his attorney duly authorised in writing, or, if the appointer is a corporation under the hand of an officer or attorney duly authorised in that behalf. A proxy need not be a Member of the Company.

62.	The instrument appointing a proxy shall be deposited at the registered office of the Company or at such other place as is specified for that purpose in the notice convening the meeting no later than the time for holding the meeting, or adjourned meeting provided that the Chairman of the Meeting may at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited upon receipt of telex, cable or telecopy confirmation from the appointer that the instrument of proxy duly signed is in the course of transmission to the Company.

63.	The instrument appointing a proxy may be in any usual or common form and may be expressed to be for a particular meeting or any adjournment thereof or generally until revoked. An instrument appointing a proxy shall be deemed to include the power to demand or join or concur in demanding a poll.

64.	A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal or revocation of the proxy or of the authority under which the proxy was executed, or the transfer of the share in respect of which the proxy is given provided that no intimation in writing of such death, insanity, revocation or transfer as aforesaid shall have been received by the Company at the registered office before the commencement of the general meeting, or adjourned meeting at which it is sought to use the proxy.

65.	Any corporation which is a Member of record of the Company may in accordance with its Articles or in the absence of such provision by resolution of its Directors or other governing body authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Members of the Company, and the person so authorised shall be entitled to exercise the same powers on behalf of the corporation which he represents as the corporation could exercise if it were an individual Member of record of the Company.

66.	Shares of its own capital belonging to the Company or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time.

67.	Any Member may irrevocably appoint a proxy and in such case (i) such proxy shall be irrevocable in accordance with the terms of the instrument of appointment (ii) the Member may not vote at any meeting at which the holder of such proxy votes and (iii) the Company shall be obliged to recognize the holder of such proxy until such time as the Company is notified in writing that the proxy has been revoked in accordance with its terms.

MEMBERS APPROVAL

68.	In addition to any other rights provided by law, the Memorandum of Association and these Articles, and notwithstanding any other contrary provision in the Memorandum of Association or these Articles, so long as the Investors hold any of the Company’s issued Ordinary Share Equivalents, the Company shall not, and shall cause the other Group Companies not to, and the holders of Ordinary Shares shall exercise all of their rights with respect to such Ordinary Shares so as to cause the Group Companies not to effect or otherwise consummate any of the following without first obtaining Investor Consent:

(a)	Amend or modify the Memorandum of Association or these Articles of the Company, or the constitutional documents of any other Group Company.

(b)	Authorize or issue any securities that have rights, preferences or privileges equal or superior to any class of Preferred Shares as to voting rights, dividends, liquidation rights, conversion rights, rights to appoint directors, redemption rights, adjustments for dilutive events or otherwise howsoever, or authorize or issue any debt securities.

(c)	Increase, reduce or cancel the authorized or issued share capital of any Group Company or issue, allot, purchase or redeem any shares or securities convertible into or carrying a right of subscription in respect of shares or any share warrants or grant or issue any options rights or warrants or which may require the issue of shares in the future or do any act which has the effect of diluting or reducing the effective shareholding of the Investors in the Company or their effective interest in any Group Company, except for (A) a redemption in accordance with the Articles, (B) a repurchase or issuance of shares pursuant to an employee share option plan approved by an Investor Supermajority, (C) issuances of Ordinary Shares upon conversion of Preferred Shares or other outstanding convertible securities approved by an Investor Supermajority, and (D) issuances of Ordinary Shares upon exercise of outstanding options or warrants approved by an Investor Supermajority.

(d)	Make any distribution of profits to the Shareholders by way of interim or final dividend, capitalization of reserves or otherwise.

(e)	Settle or alter the terms of any bonus or profit sharing scheme or any employee share option or share participation scheme.

(f)	Amend the accounting policies previously adopted, change the fiscal or financial year of the Company, or adopt the annual accounts or budgets of any Group Company.

(g)	Appoint or change the auditors of any Group Company.

(h)	Appoint or remove or settle the terms of appointment of chairman, president, vice president, chief executive officer, chief financial officer, chief operating officer or chief technology officer (or any individual performing the responsibilities of the foregoing officers) of any Group Company.

(i)	Acquire any investment in excess of US$250,000 (or its equivalent in other currencies) in respect of any single transaction, or in excess of US$500,000 (or its equivalent in other currencies) in aggregate at any time in a series of related transactions in any financial year of any Group Company, acquire any share capital or other securities of any other body corporate, establish any new Subsidiary or other body corporate, or enter into any joint venture or partnership.

(j)	Approve, or make adjustments or modifications to the terms of transactions involving the interest of any director, shareholder or Related Party of any Group Company, including but not limited to the making of any loans or advances, whether directly or indirectly, or the provision of any guarantee, indemnity or security for or in connection with any indebtedness of liabilities of any director or shareholder of any Group Company.

(k)	Borrow any money or obtain any financial facilities in excess of RMB1,000,000 (or its equivalent in other currencies) at any time in any financial year, or provide any guarantee, indemnity or security for or in connection therewith.

(l)	Create, allow to arise or issue any debenture constituting a pledge, lien or charge (whether by way of fixed or floating change, mortgage encumbrance or other security) security interest, guarantee, claim, restriction, equity or encumbrances of any nature whatsoever on any of the property, undertaking, assets or rights of any Group Company, except for the purpose of securing borrowings from banks or other financial institutions in the usual and ordinary course of business permitted or approved pursuant to paragraph (k) above.

(m)	Sell, transfer, license, charge, encumber or otherwise dispose of any trademarks, patents or other intellectual property owned by any Group Company with a value of US$5,000 or more.

(n)	Dispose of or dilute the Company’s direct or indirect interest in any other Group Company.

(o)	Cease to conduct or carry on the business of any Group Company substantially as now conducted or change any part of its business activities.

(p)	Sell or dispose of all or substantially all of the goodwill or assets of any Group Company.

(q)	Pass any resolution for the winding up or dissolution of any Group Company or undertake any merger, reconstruction or liquidation exercise concerning any Group Company or apply for the appointment of a receiver, manager or judicial manager or like officer in respect of any Group Company.

(r)	Approve any transfer of shares or interests in any Group Company (excluding the Company).

(s)	Approve or take any substantive action with respect to the timing, terms or circumstances of any proposed public offering (including any initial public offering) by any Group Company or the Listco of any equity interest therein or any securities thereof, including without prejudice to the generality of the foregoing the determination of the price of the shares or securities sold in such offering, the venue of listing in connection with such offering and the engagement of Listco’s advisors for such offering.

(t)	Adopt or amend any internal financial management procedures and controls and authorization policies of any Group Company.

(u)	Settle, compromise or concede any litigation, legal proceedings, arbitration, mediation or any other dispute resolution procedures or any injunction; further provided that the Company shall immediately notify each Investor of any actual or threatened litigation, legal proceedings, arbitration, mediation or any other dispute resolution procedures irrespective of its nature or size.

(v)	Increase or reduce the maximum number of Directors on the Board or the composition of the Board as provided in this Agreement.

(w)	Make any capital expenditures in excess of RMB2,000,000 in aggregate in any financial year, unless approved in the budget adopted by the Board.

(x)	Approve the Company’s annual business plan.

(y)	Engage in any business activity other than those set forth in the Company’s annual business plan.

(z)	Enter into any transaction with an Affiliate of any Group Company.

Where any Special Resolution or Ordinary Resolution of the Company in a general meeting is required to approve any of the matters referred to in this Clause 68 and Investor Consent has not been obtained in relation to such matter as required by this Article, the holders of the Preferred Shares who vote against the resolution shall have the number of votes equal to the votes of all Members who vote for the resolution plus one.

69.	In addition to any other rights provided by law, the Memorandum of Association and these Articles, and notwithstanding any other contrary provision in the Memorandum of Association or these Articles, so long as the Series C Investors hold any issued Ordinary Share Equivalents, no Group Company shall effect or otherwise consummate, and none of the Warrantors (as defined in the Shareholders Agreement) shall act or fail to act in such a manner as to cause or permit any Group Company to effect or otherwise consummate any of the following without first obtaining the prior written consent of holders of at least two-thirds of Ordinary Share Equivalents (on an as-if-converted basis) held by the Series C Investors:

(a)	Amend or modify the Memorandum and Articles of Association, or the constitutional documents of any other Group Company in a manner that materially and adversely affects the rights of any Series C Investor.

(b)	Make any distribution of profits to the Shareholders by way of interim or final dividend, capitalization of reserves or otherwise if at the time of such distribution the amount of cash that the Company holds is less than US$26 million.

(c)	Sell or issue any securities of the Company if based on such sale or issuance the value of the Ordinary Share or Preferred Shares (on an as-if-converted basis) is less than US$2.00 per share (as adjusted for stock splits, stock dividends, reverse stock splits and the like).

(d)	Effect any initial public offering by any Group Company or the Listco of any equity interest therein or any securities thereof unless such initial public offering is a Qualified IPO.

(e)	Effect a Sale of the Company in which the Company’s valuation is less than US$300 million.

(f)	Enter into any other transaction involving a sale of equity interests in any Group Company (excluding a sale of Shares in the Company by an Investor) or effect a merger, consolidation or other business combination of any Group Company, if based on such transaction the value of the Ordinary Share or Preferred Shares (on an as-if-converted basis) is less than US$2.00 per share (as adjusted for stock splits, stock dividends, reverse stock splits and the like).

Where any Special Resolution or Ordinary Resolution of the Company in a general meeting is required to approve any of the matters referred to in this Clause 69 and such matter has not received the prior written consent of the holders of at least two-thirds of Ordinary Share Equivalents (on an as-if-converted basis) held by the Series C Investors as required by this Article, the Series C Investors who vote against the resolution shall have the number of votes equal to the votes of all Members who vote for the resolution plus one.

70.	All rights set forth in Clauses 68 and 69 shall terminate upon a Qualified IPO.

DIRECTORS

71.	The number of persons comprising the Board shall be eight, PROVIDED HOWEVER that, subject to Investor Consent under Clauses 68 and 69 of these Articles, the Company may from time to time by ordinary resolution increase or reduce such limit on the number of Directors. Any vacancy on the Board occurring because of the death, resignation or removal of a Director nominated by a Member pursuant to this Clause 71 shall be filled by the vote or written consent of such Member. Each Member shall vote all of its Shares to cause the Board to be composed as provided in this Clause 71:

(a)	IDG shall be entitled to nominate, and to remove from office and replace one (1) Director. The Director nominated by IDG is herein referred to as the “IDG Representative.” The IDG Representative shall have the right to appoint alternates or proxies to attend any meeting of the Board.

(b)	JAFCO shall be entitled to nominate, and to remove from office and replace one (1) Director. The Director nominated by JAFCO is herein referred to as the “JAFCO Representative.” The JAFCO Representative shall have the right to appoint alternates or proxies to attend any meeting of the Board.

(c)	WI Harper shall be entitled to nominate, and to remove from office and replace one (1) Director. The Director nominated by WI Harper is herein referred to as the “WI Harper Representative.” The WI Harper Representative shall have the right to appoint alternates or proxies to attend any meeting of the Board.

(d)	CBC shall be entitled to nominate, and to remove from office and replace one (1) Director. The Director nominated by CBC is herein referred to as the “CBC Representative.” The CBC Representative shall have the right to appoint alternates or proxies to attend any meeting of the Board.

(e)	The holders of the Ordinary Shares may collectively nominate, remove from office and replace four (4) Directors.

72.	The Company shall reimburse each Investor Representative for all expenses incurred by such Investor Representative relating to Board activities, including but not limited to reasonable travel expenses incurred to attend Board meetings, up to US$5,000 per annum with respect to each Director appointed by an Investor.

73.	Subject to Clauses 68 and 69 of the Articles, the Directors may by resolution award special remuneration to any Director of the Company undertaking any special work or services for, or undertaking any special mission on behalf of, the Company other than his ordinary routine work as a Director. Any fees paid to a Director who is also counsel or solicitor to the Company, or otherwise serves it in a professional capacity shall be in addition to his remuneration as a Director.

74.	A Director or alternate Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine.

75.	A Director or alternate Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director or alternate Director.

76.	No shareholding qualification for Directors shall be required.

77.	A Director or alternate Director of the Company may be or become a director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as Member or otherwise and no such Director or alternate Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

78.	No person shall be disqualified from the office of Director or alternate Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director or alternate Director shall be in any way interested be or be liable to be avoided, nor shall any Director or alternate Director so contracting or being so interested be liable to account to the Company for any profit realised by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established. A Director (or his alternate Director in his absence) shall be at liberty to vote in respect of any contract or transaction in which he is so interested as aforesaid PROVIDED HOWEVER that the nature of the interest of any Director or alternate Director in any such contract or transaction shall be disclosed by him or the alternate Director appointed by him at or prior to its consideration and any vote thereon.

79.	A general notice or disclosure to the Directors or otherwise contained in the minutes of a Meeting or a written resolution of the Directors or any committee thereof that a Director or alternate Director is a Member of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure under Clause 79 and after such general notice it shall not be necessary to give special notice relating to any particular transaction.

80.	Each Investor shall, for as long as it holds any Shares and irrespective of whether it has nominated a Director for appointment pursuant to these Articles, have the right to designate an observer (each an “Observer”) to attend all meetings of the Board, and the board of directors or equivalent governing body of each other Group Company and all committees respectively thereof (whether in person, by telephone or otherwise) in the capacity of a non-voting observer. The Company shall cause each Group Company to abide by the terms of this Clause 80. The Company shall provide to each Observer (and shall cause each other Group Company to provide to each Observer), concurrently with the members of the Board or the board of directors or equivalent governing body of each other Group Company, as the case may be, notice of each meeting thereof or of any committee thereof, and a copy of all materials provided to such members.

ALTERNATE DIRECTORS

81.	A Director may appoint any person to be an alternate Director to act in his stead and such appointee whilst he holds office as an alternate Director shall, in the event his appointer is absent from such meetings, be entitled to attend meetings of the Directors and to vote thereat and to do, in the place and stead of his appointer, any other act or thing which his appointer is permitted or required to do by virtue of his being a Director as if the alternate Director were the appointer, other than appointment of an alternate to himself, and he shall ipso facto vacate office if and when his appointer ceases to be a Director or removes the appointee from office. Any appointment or removal under this Clause shall be effected by notice in writing under the hand of the Director making the same.

POWERS AND DUTIES OF DIRECTORS

82.	Subject always to Clauses 68 and 69 of the Articles, the business of the Company shall be managed by the Directors who may pay all expenses incurred in promoting, registering and setting up the Company, and may exercise all such powers of the Company as are not, from time to time by the Act, or by these Articles, or such regulations, being not inconsistent with the aforesaid, as may be prescribed by the Company in general meeting required to be exercised by the Company in general meeting PROVIDED HOWEVER that no regulations made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that regulation had not been made.

83.	The Directors may from time to time and at any time by powers of attorney appoint any company, firm, person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purpose and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such powers of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorneys as the Directors may think fit and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.

84.	Subject to Clauses 68 and 69 of the Articles, all cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed as the case may be in such manner as the Directors shall from time to time by resolution determine.

85.	The Directors shall cause minutes to be made in books provided for the purpose:

(a)	of all appointments of officers made by the Directors;

(b)	of the names of the Directors (including those represented thereat by an alternate or by proxy) present at each meeting of the Directors and of any committee of the Directors;

(c)	of all resolutions and proceedings at all meetings of the Company and of the Directors and of committees of Directors.

The Company shall cause copies of all such minutes to be delivered to each Director within 30 days after the relevant meeting.

86.	[Deleted Intentionally].

87.	Subject to Clauses 68 and 69 of the Articles, the Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof and to issue debentures, debenture stock and other securities whether outright or as security for any debt, liability or obligation of the Company or of any third party.

MANAGEMENT

88. (a)	The Directors may from time to time provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following paragraphs shall be without prejudice to the general powers conferred by this paragraph.

(b)	The Directors from time to time and at any time may establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any persons to be members of such committees or local boards or any managers or agents and may fix their remuneration.

(c)	The Directors from time to time and at any time may delegate to any such committee, local board, manager or agent any of the powers, authorities and discretions for the time being vested in the Directors and may authorise the members for the time being of any such local board, or any of them to fill up any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

(d)	Any such delegates as aforesaid may be authorised by the Directors to sub-delegate all or any of the powers, authorities, and discretions for the time being vested in them.

MANAGING DIRECTORS

89.	Subject to Clauses 68 and 69 of the Articles, the Directors may, from time to time, appoint one or more of their body (but not an alternate Director) to the office of Managing Director for such term and at such remuneration (whether by way of salary, or commission, or participation in profits, or partly in one way and partly in another) as they may think fit but his appointment shall be subject to determination ipso facto if he ceases for any cause to be a Director and no alternate Director appointed by him can act in his stead as a Director or Managing Director.

90.	The Directors may entrust to and confer upon a Managing Director any of the powers exercisable by them upon such terms and conditions and with such restrictions as they may think fit and either collaterally with or to the exclusion of their own powers and may from time to time revoke, withdraw, alter or vary all or any of such powers.

PROCEEDINGS OF DIRECTORS

91.	Except as otherwise provided by these Articles, the Directors shall meet together for the despatch of business, convening, adjourning and otherwise regulating their meetings as they think fit, but no less frequently than once every quarter, the Directors shall meet to review the Company’s progress and attend to other business of the Company. Questions arising at any meeting shall be decided by voting, with each Director having one vote. Any decision, action or resolution of the Board shall require the affirmative votes of at least two-thirds (2/3) of the Directors present and voting at a duly-convened meeting of the Board, who are entitled to attend and vote at that meeting, and which includes the affirmative vote of at least one Investor Representative.

92.	A Director or alternate Director may, and the Secretary on the requisition of a Director or alternate Director shall, at any time summon a meeting of the Directors by at least fourteen (14) work days’ notice in writing to every Director and alternate Director which notice shall set forth the general nature of the business to be considered unless notice is waived by all the Directors (or their alternates) either at, before or after the meeting is held and PROVIDED FURTHER if notice is given in person, by cable, telex or telecopy the same shall be deemed to have been given on the day it is delivered to the Directors or transmitting organisation as the case may be. The provisions of Clause 42 shall apply mutatis mutandis with respect to notices of meetings of Directors.

93.	The quorum necessary for the transaction of any business shall be four Directors, which must include each of the IDG Representative, the WI Harper Representative, the JAFCO Representative and the CBC Representative present in person or by telephone or video conference, provided, however, that if within one hour from the time of the meeting specified in the notice given pursuant to Clause 93, such a quorum is not present, the meeting shall be adjourned to the same day in the following week at the same time and place and, if at such adjourned meeting, such a quorum is still not present, then those Directors present shall constitute a quorum. A Director and his appointed alternate Director shall be considered only one person for the purpose of quorum, PROVIDED ALWAYS that if there shall at any time be only a sole Director the quorum shall be one. For the purposes of this Clause an alternate Director or proxy appointed by a Director shall be counted in a quorum at a meeting at which the Director appointing him is not present.

94.	The continuing Directors may act notwithstanding any vacancy in their body, but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors or of summoning a general meeting of the Company, the continuing Directors may act for the purpose of increasing the number of, or summoning a general meeting of the Company, but for no other purpose.

95.	The Directors may elect a Chairman of the Board and determine the period for which he is to hold office; but if no such Chairman is elected, or if at any meeting the Chairman is not present within five minutes after the time appointed for holding the same, the Directors present may choose one of their number to be Chairman of the meeting.

96.	The Directors may delegate any of their powers to committees consisting of such member or members of the Board (including Alternate Directors in the absence of their appointers) as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors. The composition of the compensation committee of the Board shall consist of the Series A Representative, the JAFCO Representative, the WI Harper Representative, the CBC Representative and at least one (1) Director appointed by the Ordinary Shareholders. Subject to the Shareholders Agreement, the compensation committee shall have such powers and authorities as the Board shall delegate to it. Any action of the compensation committee shall be by the affirmative vote of a majority of its members.

97.	A committee may meet and adjourn as it thinks proper. Subject to Clause 96, questions arising at any meeting shall be determined by a majority of votes of the members present, and in the case of an equality of votes the Chairman shall not have a second or casting vote.

98.	All acts done by any meeting of the Directors or of a committee of Directors (including any person acting as an alternate Director) shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any Director or alternate Director, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and qualified to be a Director or alternate Director as the case may be.

99.	Members of the Board or of any committee thereof may participate in a meeting of the Board or of such committee by means of conference telephone, video conference or similar communications equipment by means of which all persons participating in the meeting can hear each other and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting. A resolution in writing (in one or more counterparts), signed by all the Directors for the time being or all the members of a committee of Directors (an alternate Director being entitled to sign such resolution on behalf of his appointer) shall be as valid and effectual as if it had been passed at a meeting of the Directors or committee as the case may be duly convened and held.

100. (a)	A Director may be represented at any meetings of the Board by a proxy appointed by him in which event the presence or vote of the proxy shall for all purposes be deemed to be that of the Director.

(b)	The provisions of Articles 61 through 64 inclusive shall apply mutatis mutandis to the appointment of proxies by Directors.

VACATION OF OFFICE OF DIRECTOR

101.	The office of a Director shall be vacated:

(a)	if he gives notice in writing to the Company that he resigns the office of Director;

(b)	if he absents himself (without being represented by proxy or an alternate Director appointed by him) from three consecutive meetings of the Board without special leave of absence from the Directors, and they pass a resolution that he has by reason of such absence vacated office;

(c)	if he dies, becomes bankrupt or makes any arrangement or composition with his creditors generally;

(d)	if he is found a lunatic or becomes of unsound mind,

provided, however, that notwithstanding anything to the contrary above, the office of an Investor Representative may be vacated only with the prior written consent of the Investor that nominated him.

APPOINTMENT AND REMOVAL OF DIRECTORS

102.	The Directors of the Company may only be appointed as provided in Clause 71.

103.	A Director of the Company shall only be removed by the Members who nominated and elected him.

PRESUMPTION OF ASSENT

104.	A Director who is present at a meeting of the Board at which action on any Company matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the Minutes of the meeting or unless he shall file his written dissent from such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to such person immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favour of such action.

SEAL

105. (a)	The Company may, if the Directors so determine, have a Seal which shall, subject to Clause 105(c) hereof, only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors in that behalf and every instrument to which the Seal has been affixed shall be signed by one person who shall be either a Director or the Secretary or Secretary-Treasurer or some person appointed by the Directors for the purpose.

(b)	The Company may have a duplicate Seal or Seals each of which shall be a facsimile of the Common Seal of the Company and, if the Directors so determine, with the addition on its face of the name of every place where it is to be used.

(c)	A Director, Secretary or other officer or representative or attorney may without further authority of the Directors affix the Seal of the Company over his signature alone to any document of the Company required to be authenticated by him under Seal or to be filed with the Registrar of Companies in the Cayman Islands or anywhere else.

OFFICERS

106.	The Company may have a President, a Secretary or Secretary-Treasurer appointed by the Directors who may also from time to time appoint such other officers as they consider necessary, all for such terms, at such remuneration and to perform such duties, and subject to such provisions as to disqualification and removal as the Directors from time to time prescribe. The Investors shall have the right to nominate the chairman, president, vice president, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer and Chief Technology Officer of the Group (or any individual performing the responsibilities of the foregoing officers), to the extent not previously appointed, or to replace any individual retiring or resigning from such appointments, , for appointment by the Board or the boards of directors of other members of the Group, as the case may be.

DISTRIBUTIONS AND RESERVE

107. (a)	Subject to the Companies Law and to the other provisions of these Articles and the Memorandum of Association, the Directors may from time to time declare a Distribution on shares of the Company outstanding and authorise payment of the same out of the funds of the Company lawfully available therefor if they are satisfied, on reasonable grounds, that immediately after the Distribution, the Company is able to pay its debts as they fall due, provided that no Distribution shall be declared without the affirmative vote or unanimous written consent of all the Directors, and further provided that (i) in no event shall any Distribution be declared or paid with respect to the Ordinary Shares until an equivalent or better Distribution is first declared and paid with respect to the Preferred Shares and (ii) in no event shall any Distribution be declared or paid with respect to the Ordinary Shares, the Series A Preferred Shares or the Series B Preferred Shares until an equivalent or better Distribution is first declared and paid with respect to the Series C Preferred Shares.

(b)	No Distribution shall be made or declared, whether in cash, in property, or in any shares of the Company, with respect to any class or series of shares of the Company, unless at the same time an equivalent Distribution is declared or paid on all outstanding Preferred Shares on an as-if-converted basis.

(c)	If, after a Distribution is authorised and before it is made, the Directors cease to be satisfied on reasonable grounds that immediately after the Distribution the Company is able to pay its debts as they fall due, such Distribution is deemed not to have been authorised.

108.	The Directors may, before declaring any Distribution, set aside such sums as they think proper as a reserve or reserves which shall at the discretion of the Directors, be applicable for any purpose of the Company and pending such application may, at the like discretion, be employed in the business of the Company.

109.	[Deleted Intentionally].

110.	Subject to the rights of persons, if any, entitled to shares with special rights as to dividends or distributions, if dividends or distributions are to be declared on a class of shares they shall be declared and paid according to the amounts paid or credited as paid on the shares of such class outstanding on the record date for such dividend or distribution as determined in accordance with these Articles but no amount paid or credited as paid on a share in advance of calls shall be treated for the purpose of this Clause as paid on the share.

111.	The Directors may deduct from any Distribution payable to any Member all sums of money (if any) presently payable by him to the Company on account of calls or otherwise.

112.	The Directors may declare that any Distribution be paid wholly or partly by the distribution of specific assets and in particular of paid up shares, debentures, or debenture stock of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all Members and may vest any such specific assets in trustees as may seem expedient to the Directors.

113.	Any Distribution, interest or other monies payable in cash in respect of shares may be paid by cheque or warrant sent through the post directed to the registered address of the holder or, in the case of joint holders, to the holder who is first named on the register of Members or to such person and to such address as such holder or joint holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent. Any one of two or more joint holders may give effectual receipts for any dividends, bonuses, or other monies payable in respect of the share held by them as joint holders.

114.	No Distribution shall bear interest against the Company.

CAPITALISATION

115.	The Company may upon the recommendation of the Directors by ordinary resolution authorise the Directors to capitalise any sum standing to the credit of any of the Company’s reserve accounts (including Share Premium Account and capital redemption reserve fund) or any sum standing to the credit of profit and loss account or otherwise available for distribution and to appropriate such sum to Members in the proportions in which such sum would have been divisible amongst them had the same been a distribution of profits by way of dividend and to apply such sum on their behalf in paying up in full unissued shares for allotment and distribution credited as fully paid up to and amongst them in the proportion aforesaid. In such event the Directors shall do all acts and things required to give effect to such capitalisation, with full power to the Directors to make such provisions as they think fit for the case of shares becoming distributable in fractions (including provisions whereby the benefit of fractional entitlements accrue to the Company rather than to the Members concerned). The Directors may authorise any person to enter on behalf of all of the Members interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.

BOOKS OF ACCOUNT

116.	The Directors shall cause proper books of account to be kept including, where applicable, material underlying documentation including contracts and invoices with respect to:

(a)	all sums of money received and expended by the Company and the matters in respect of which the receipt or expenditure takes place;

(b)	all sales and purchases of goods by the Company;

(c)	the assets and liabilities of the Company.

Proper books shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.

117.	The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by the Companies Law or authorised by the Directors or by the Company in general meeting.

118.	The Directors may from time to time cause to be prepared and to be laid before the Company in general meeting profit and loss accounts, balance sheets, group accounts (if any) and such other reports and accounts as may be required by law.

112A.	The records required to be kept by the Company under the Companies Law, the Memorandum of Association or the Articles shall be kept in written form or either wholly or partly as electronic records complying with the requirements of the Companies Law.

AUDIT

119.	The Company may at any annual general meeting appoint an Auditor or Auditors of the Company who shall hold office until the next annual general meeting and may fix his or their remuneration.

120.	The Directors may before the first annual general meeting appoint an Auditor or Auditors of the Company who shall hold office until the first annual general meeting unless previously removed by an ordinary resolution of the Members in general meeting in which case the Members at that meeting may appoint Auditors. The Directors may fill any casual vacancy in the office of Auditor but while any such vacancy continues the surviving or continuing Auditor or Auditors, if any, may act. The remuneration of any Auditor appointed by the Directors under this Clause may be fixed by the Directors.

121.	Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the Directors and Officers of the Company such information and explanation as may be necessary for the performance of the duties of the auditors.

122.	Auditors shall at the next annual general meeting following their appointment and at any other time during their term of office, upon request of the Directors or any general meeting of the Members, make a report on the accounts of the Company in general meeting during their tenure of office.

NOTICES

123.	Notices shall be in writing and may be given by the Company to any Member either personally or by sending it by post, cable, telex or telecopy to him or to his address as shown in the register of Members, such notice, if mailed, to be forwarded airmail if the address be outside the Cayman Islands.

124. (a)	Where a notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, pre-paying and posting a letter containing the notice, and to have been effected at the expiration of sixty hours after the letter containing the same is posted as aforesaid.

(b)	Where a notice is sent by cable, telex, or telecopy, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through a transmitting organisation and to have been effected on the day the same is sent as aforesaid.

125.	A notice may be given by the Company to the joint holders of record of a share by giving the notice to the joint holder first named on the register of Members in respect of the share.

126.	A notice may be given by the Company to the person or persons which the Company has been advised are entitled to a share or shares in consequence of the death or bankruptcy of a Member by sending it through the post as aforesaid in a pre-paid letter addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supplied for that purpose by the persons claiming to be so entitled, or at the option of the Company by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

127.	Notice of every general meeting shall be given in any manner hereinbefore authorised to:

(a)	every person shown as a Member in the register of Members as of the record date for such meeting except that in the case of joint holders the notice shall be sufficient if given to the joint holder first named in the register of Members; and

(b)	every person upon whom the ownership of a share devolves by reason of his being a legal personal representative or a trustee in bankruptcy of a Member of record where the Member of record but for his death or bankruptcy would be entitled to receive notice of the meeting.

No other person shall be entitled to receive notices of general meetings.

WINDING UP

128.	The Company may be voluntarily liquidated by Special Resolution under the Companies Law if it is able to pay its debts as they become due. If the Company shall be wound up the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Companies Law, but subject to Schedule A to the Articles, divide amongst the Members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Members or different classes of Members. The liquidator may with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction, shall think fit, but so that no Member shall be compelled to accept any shares or other securities whereon there is any liability.

INDEMNITY

129.	The Directors and officers for the time being of the Company and any trustee for the time being acting in relation to any of the affairs of the Company and their heirs, executors, administrators and personal representatives respectively shall be indemnified out of the assets of the Company from and against all actions, proceedings, costs, charges, losses, damages and expenses which they or any of them shall or may incur or sustain by reason of any act done or omitted in or about the execution of their duty in their respective offices or trusts, except such (if any) as they shall incur or sustain by or through their own wilful neglect or default respectively and no such Director, officer or trustee shall be answerable for the acts, receipts, neglects or defaults of any other Director, officer or trustee or for joining in any receipt for the sake of conformity or for the solvency or honesty of any banker or other persons with whom any monies or effects belonging to the Company may be lodged or deposited for safe custody or for any insufficiency of any security upon which any monies of the Company may be invested or for any other loss or damage due to any such cause as aforesaid or which may happen in or about the execution of his office or trust unless the same shall happen through the wilful neglect or default of such Director, Officer or trustee.

FINANCIAL YEAR

130.	Unless the Directors otherwise prescribe, the financial year of the Company shall end on 30 June in each year and, following the year of incorporation, shall begin on 1 July in each year.

AMENDMENTS OF ARTICLES

131.	Subject to the Companies Law and to any quorum, voting or procedural requirements expressly imposed by these Articles and the Memorandum of Association in regard to the variation of rights attached to a specific class of Shares of the Company, the Company may at any time and from time to time by Special Resolution change the name of the Company or alter or amend these Articles or the Memorandum of Association, in whole or in part.

TRANSFER BY WAY OF CONTINUATION

132.	The Company shall, subject to the provisions of the Companies Law and with the approval of a Special Resolution, have the power to register by way of continuation as a body corporate under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

SCHEDULE A

CONVERSION OF PREFERRED SHARES

1.	The holders of the Preferred Shares have conversion rights as follows (the “Conversion Rights”):

(a)	Right to Convert Preferred Shares. Unless converted earlier pursuant to Clause 1(a) below, each Preferred Share shall be convertible, at the option of the holder thereof, at any time after its Original Issue Date into such number of fully paid Ordinary Shares as determined by dividing its Original Issue Price by its Conversion Price, determined as hereinafter provided, in effect at the time of the conversion. The price at which Ordinary Shares shall be deliverable upon conversion of the Series A Preferred Shares (the “Series A Conversion Price”) shall initially be US$0.0560 per share, the price at which Ordinary Shares shall be deliverable upon conversion of the Series B Preferred Shares (the “Series B Conversion Price”) shall initially be US$0.2800 per share, the price at which Ordinary Shares shall be deliverable upon conversion of the Series C-1 Preferred Shares (the “Series C-1 Conversion Price”) shall initially be US$0.8826 per share, the price at which Ordinary Shares shall be deliverable upon conversion of the Series C-2 Preferred Shares (the “Series C-2 Conversion Price”) shall initially be US$0.6178 per share and the price at which Ordinary Shares shall be deliverable upon conversion of the Series C-3 Preferred Shares (the “Series C-3 Conversion Price,” and together with Series C-1 Conversion Price and Series C-2 Conversion Price, the “Series C Conversion Price”) shall initially be US$1.0591 per share. Such initial Conversion Price with respect to each Preferred Share shall be subject to adjustment as hereinafter provided. Nothing in this Clause 1(a) shall limit the automatic conversion of Preferred Shares described in Clause 1(b) below.

(b)	Automatic Conversion. Each Preferred Share shall automatically convert into Ordinary Shares at its then effective Conversion Price upon a Qualified IPO. In the event of such automatic conversion of the Preferred Shares, the person(s) entitled to receive the Ordinary Shares issuable upon such conversion of such Preferred Shares shall not be deemed to have converted such Preferred Shares until immediately prior to the closing of such sale of securities.

(c)	Mechanics of Conversion. No fractional Ordinary Share shall be issued upon conversion of the Preferred Shares. In lieu of any fractional shares to which the holder of a Preferred Share would otherwise be entitled, the Company shall pay cash equal to such fraction multiplied by the then effective Conversion Price with respect to such Preferred Share. Before any holder of Preferred Shares shall be entitled to convert the same into full Ordinary Shares and to receive certificates therefor, the holder shall surrender the certificate or certificates therefor, duly endorsed, at the principal office of the Company or of any transfer agent for the Preferred Shares to be converted and shall give written notice to the Company at such office that the holder elects to convert the same. The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preferred Shares a certificate or certificates for the number of Ordinary Shares to which the holder shall be entitled as aforesaid and a check payable to the holder in the amount of any cash amounts payable as the result of a conversion into fractional Ordinary Shares. Preferred Shares converted into Ordinary Shares shall be cancelled and shall not be reissued. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the certificate or certificates for the Preferred Shares to be converted, and the person or persons entitled to receive the Ordinary Shares issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Ordinary Shares on such date. For the avoidance of doubt, no conversion shall prejudice the right of a holder of Preferred Shares to receive dividends and other distributions declared but not paid as at the date of conversion on the Preferred Shares being converted.

Subject to Clauses 68 and 69 of the Articles of Association, the Company may give effect to any conversion pursuant to this Clause by one or more of the following methods:

(i)	If the aggregate par value of the Preferred Shares being converted is equal to the aggregate par value of the Ordinary Shares into which such Preferred Shares convert, the Company may, by resolution of the Board, redesignate such Preferred Shares to Ordinary Shares. On re-designation, each such Preferred Share to be converted shall become an Ordinary Share with the rights, privileges, terms and obligations of the class of Ordinary Shares and the converted Ordinary Shares shall thenceforth form part of the class of the Ordinary Shares (and shall cease to form part of the relevant class of Preferred Shares for all purposes hereof).

(ii)	The Board may by resolution resolve to redeem the Preferred Shares for the purpose of this Clause (and, for accounting and other purposes, may determine the value therefor) and in consideration therefor issue fully-paid Ordinary Shares in relevant number.

(iii)	The Board may by resolution adopt any other method permitted by the Companies Law including capitalising reserves to pay up new Ordinary Shares, or by making a fresh issue of Ordinary Shares, except that if conversion is capable of being effected in the manner described in Clause (i) above, the conversion shall be effected in that manner in preference to any other method permitted by law, the Memorandum of Association or the Articles.

(d)	Availability of Shares Issuable Upon Conversion. The Company shall at all times keep available out of its authorised but unissued Ordinary Shares, free of liens of any kind, solely for the purpose of effecting the conversion of the Preferred Shares such number of its Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding Preferred Shares, and if at any time the number of authorised but unissued Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding Preferred Shares, in addition to such other remedies as shall be available to the holder of such Preferred Shares, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorised but unissued Ordinary Shares to such number of shares as shall be sufficient for such purposes.

(e)	Cessation of Certain Rights on Conversion. On the date of conversion of any Preferred Share to an Ordinary Share, the holder of the Preferred Shares to be converted shall cease to be entitled to any rights in respect of that share (including the right to receive a dividend which has been declared in respect thereof prior to such conversion being effected) and accordingly his name shall be removed from the register of Members as the holder of such Preferred Shares and shall correspondingly be inserted onto the register of Members as the holder of the number of Ordinary Shares into which such Preferred Shares convert.

(f)	Ordinary Shares Resulting from Conversion. The Ordinary Shares resulting from the conversion of Preferred Shares:

(i)	shall be credited as fully paid and non-assessable;

(ii)	shall rank pari passu in all respects and form one class with the Ordinary Shares then in issue, and;

(iii)	shall entitle the holder to all dividends payable on the Ordinary Shares by reference to a record date after the date of conversion.

ADJUSTMENTS TO CONVERSION PRICE

2.	The Conversion Price of the Preferred Shares shall be subject to adjustment as set forth in this Clause 2.

(a)	Special Definitions. For purposes of this Clause 2, the following definitions shall apply:

(i)	“Options” mean rights, options or warrants to subscribe for, purchase or otherwise acquire either Ordinary Shares or Convertible Securities.

(ii)	“Convertible Securities” shall mean any indebtedness, shares or other securities directly or indirectly convertible into or exchangeable for Ordinary Shares.

(b)	No Adjustment of Conversion Price. Except pursuant to subclause (c) below, no adjustment in the Conversion Price of any Preferred Share shall be made in respect of the issuance of New Securities unless the consideration per share of the New Securities issued or deemed to be issued by the Company is less than the Conversion Price in effect with respect to such Preferred Share on the date of and immediately prior to such issuance.

(c)	Deemed Issuance of New Securities. In the event the Company at any time or from time to time shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities entitled to receive any such Options or Convertible Securities, then the maximum number (as set forth in the instrument relating thereto without regard to any provisions contained therein for a subsequent adjustment of such number that would result in an adjustment pursuant to paragraph (ii) below) of Ordinary Shares issuable upon the exercise of such Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be New Securities issued as of the time such Options or Convertible Securities are issued or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that New Securities shall not be deemed to have been issued, for the purposes of adjusting the Conversion Price with respect to any Preferred Share pursuant to this Clause 2, unless the consideration per share (determined pursuant to Clause 2(e) hereof) of such New Securities would be less than the Conversion Price with respect to such Preferred Share in effect on the date of and immediately prior to such issue, or such record date, as the case may be, and provided further that in any such case in which New Securities are deemed to be issued:

(i)	no further adjustment in the Conversion Price with respect to any Preferred Share shall be made upon the subsequent issue of Convertible Securities or Ordinary Shares upon the exercise of such Options or conversion or exchange of such Convertible Securities;

(ii)	if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or increase or decrease in the number of Ordinary Shares issuable, upon the exercise, conversion or exchange thereof, the Conversion Price with respect to any Preferred Share computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

(iii)	upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price with respect to any Preferred Share computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

(A)	in the case of Convertible Securities or Options for Ordinary Shares, the only New Securities issued were Ordinary Shares, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities and the consideration received therefor was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange; and

(B)	in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of issue of such Options, and the consideration received by the Company for the New Securities deemed to have been then issued was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

(iv)	no readjustment pursuant to paragraph (ii) or (iii) above shall have the effect of increasing the Conversion Price with respect to any Preferred Share to an amount which exceeds the lower of (i) the Conversion Price with respect to such Preferred Share on the originaladjustment date, or (ii) the Conversion Price with respect to such Preferred Share that would have resulted from any issuance of New Securities between the original adjustment date and such readjustment date; and

(v)	in the case of any Options which expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the Conversion Price with respect to any Preferred Share shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made in the manner provided in paragraph (iii) above.

(d)	Adjustment of Conversion Price Upon Issuance of New Securities. In the event that the Company shall issue New Securities without consideration or for a consideration per share received by the Company (net of any selling concessions, discounts or commissions) less than the Conversion Price with respect to any Preferred Share in effect on the date of and immediately prior to such issue, then and in such event, the Conversion Price with respect to any such Preferred Share shall be reduced, concurrently with such issue, to a price that is equal to the per share consideration of such New Securities.

(e)	Determination of Consideration. For purposes of this Clause 2, the consideration received by the Company for the issue of any New Securities shall be computed as follows:

(i)	Cash and Property. Except as provided in paragraph (ii) below, such consideration shall:

(A)	insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company excluding amounts paid or payable for accrued interest or accrued dividends;

(B)	insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Directors; provided, however, that no value shall be attributed to any services performed by any employee, officer or director of the Company; and

(C)	in the event New Securities are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received with respect to such New Securities, computed as provided in paragraphs (A) and (B) above, as determined in good faith by the Directors.

(ii)	Options and Convertible Securities. The consideration per share received by the Company for New Securities deemed to have been issued pursuant to Clause 2(c), relating to Options and Convertible Securities, shall be determined by dividing

(x)	the total amount, if any, received or receivable by the Company (net of any selling concessions, discounts or commissions) as consideration for the issue of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such consideration) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities, or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities by

(y)	the maximum number of Ordinary Shares (as set forth in the instruments relating thereto, without regard to any provision contained therein for a subsequent adjustment of such number) issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

(f)	Adjustments for Share Dividends, Subdivisions, Combinations or Consolidations of Ordinary Shares. In the event the outstanding Ordinary Shares shall be subdivided (by share dividend, share split, or otherwise), into a greater number of Ordinary Shares, the Conversion Price then in effect with respect to each Preferred Share shall, concurrently with the effectiveness of such subdivision, be proportionately decreased. In the event the outstanding Ordinary Shares shall be combined or consolidated, by reclassification or otherwise, into a lesser number of Ordinary Shares, the Conversion Price then in effect with respect to each Preferred Share shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

(g)	Adjustments for Other Distributions. In the event the Company at any time or from time to time makes, or files a record date for the determination of holders of Ordinary Shares entitled to receive any distribution payable in securities or assets of the Company other than Ordinary Shares then and in each such event provision shall be made so that the holders of Preferred Shares shall receive upon conversion thereof, in addition to the number of Ordinary Shares receivable thereupon, the amount of securities or assets of the Company which they would have received had their Preferred Shares been converted into Ordinary Shares on the date of such event and had they thereafter, during the period from the date of such event to and including the date of conversion, retained such securities or assets receivable by them as aforesaid during such period, subject to all other adjustment called for during such period under this Clause 2 with respect to the rights of the holders of Preferred Shares.

(h)	Adjustments for Reclassification, Exchange and Substitution. If the Ordinary Shares issuable upon conversion of Preferred Shares shall be changed into the same or a different number of shares of any other class or classes of shares, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for above), then in each such event the holder of each Preferred Share shall have the right thereafter to convert such Preferred Share into the kind and amount of shares and other securities and property receivable upon such reorganization or reclassification or other change by holders of the number of Ordinary Shares that would have been subject to receipt by such holders upon conversion of such Preferred Share immediately before that change, all subject to further adjustment as provided herein.

(i)	No Impairment. The Company will not, by amendment of the Memorandum of Association or the Articles or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of Clause 2 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights against impairment.

(j)	Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price with respect to any Preferred Share pursuant to this Clause 2, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and furnish to the holder of such Preferred Share affected by such adjustment or readjustment a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any holder of Preferred Shares, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect with respect to such Preferred Shares, and (iii) the number of Ordinary Shares and the amount, if any, of other property which at the time would be received upon the conversion of such Preferred Shares.

(k)	Miscellaneous.

(i)	All calculations under this Clause 2 shall be made to the nearest cent or to the nearest one hundredth (1/100) of a share, as the case may be.

(ii)	The holders of at least 50 percent of the outstanding Preferred Shares affected by any determination by the Directors of fair value pursuant to this Clause 2 shall have the right to challenge such determination, in which case such determination of fair value shall be made by an independent appraiser selected jointly by the Directors and the challenging parties, the cost of such appraisal to be borne equally by the Company and the challenging parties.

(iii)	No adjustment in the Conversion Price with respect to any Preferred Share need be made if such adjustment would result in a change in such Conversion Price of less than US$0.0001. Any adjustment of less than US$0.0001 which is not made shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, on a cumulative basis, amounts to an adjustment of US$0.0001 or more in such Conversion Price.

NOTICES OF RECORD DATE

3.	In the event that the Company shall propose at any time:

(a)	to declare any Distribution upon its Ordinary Shares, whether in cash, property, shares or other securities, whether or not a regular cash dividend and whether or not out of earnings or earned surplus;

(b)	to offer for subscription pro rata to the holders of any class or series of its shares any additional shares of shares of any class or series or other rights;

(c)	to effect any reclassification or recapitalization of its Ordinary Shares outstanding involving a change in the Ordinary Shares; or

(d)	to merge or consolidate with or into any other corporation, or sell, lease or convey all or substantially all its property or business, or to liquidate, dissolve or wind up, then, in connection with each such event, the Company shall send to the holders of the Preferred Shares:

(i)	at least 20 days’ prior written notice of the date on which a record shall be taken for such dividend, distribution or subscription rights (and specifying the date on which the holders of Ordinary Shares shall be entitled thereto) or for determining rights to vote in respect of the matters referred to in (c) and (d) above; and

(ii)	in the case of the matters referred to in (c) and (d) above, at least 20 days’ prior written notice of the date when the same shall take place (and specifying the date on which the holders of Ordinary Shares shall be entitled to exchange their Ordinary Shares for securities or other property deliverable upon the occurrence of such event).

Each such written notice shall be delivered personally or given by first class mail, postage prepaid, addressed to the holders of the Preferred Shares at the address for each such holder as shown on the books of the Company.

REDEMPTION

4. (a)	After 30 September 2014, the Company shall redeem any Preferred Share then outstanding if the holder(s) thereof so elects, out of cash held by the Company at the time of such election (the “Cash Balance”). Holder(s) of Preferred Shares requesting redemption shall furnish to the Company and the other holders of Preferred Shares a notice of redemption (the “Initial Redemption Notice”), and such notice shall be given by hand or by mail to the registered office of the Company and the other holders of Preferred Shares at any time. Upon receipt of the Initial Redemption Notice, the other holders of Preferred Shares may also elect to redeem their Preferred Shares by delivering a separate Redemption Notice to the Company (copying all other holders of Preferred Shares) within fifteen (15) days of the receipt of the Initial Redemption Notice. The Company shall redeem the Preferred Shares in accordance with the Memorandum of Association or the Articles, and the relevant provisions of the Companies Law, on the 61st day from the date of the Initial Redemption Notice (the “Redemption Date”).

(b)	Preferred Shares requested to be redeemed pursuant to Clause 4(a) shall be redeemed at a redemption price (the “Redemption Price”) calculated as follows:

(i)	if the sum of (i) the aggregate Original Purchase Price (the “Investment Amount”) of all Preferred Shares requested to be redeemed and (ii) a return (the “Redemption Return”) on the Investment Amount at a rate of 25% per annum, accruing daily (on the basis of a 365-day year) from the applicable Original Issue Date until the Redemption Date, is equal to or less than 80% of the Cash Balance, then all Preferred Shares requested to be redeemed shall be redeemed at a price that is equal to the sum of the Investment Amount and the Redemption Return, ratably on the basis of the sum of the Investment Amount and the Redemption Return of each holder requesting redemption;

(ii)	if the Investment Amount is equal to or less than 80% of the Cash Balance but the sum of the Investment Amount and the Redemption Return is greater than 80% of the Cash Balance, then all Preferred Shares requested to be redeemed shall be redeemed at a price that is equal to the sum of (i) the Investment Amount, and (ii) the amount by which 80% of the Cash Balance exceeds the Investment Amount, ratably on the basis of the amount of Redemption Return of each holder requesting redemption; or

(iii)	if the Investment Amount is greater than 80% of the Cash Balance, then all Preferred Shares requested to be redeemed shall be redeemed at a price that is equal to 80% of the Cash Balance, ratably on the basis of the Investment Amount of each holder requesting redemption.

(c)	If the Preferred Shares of any holder are redeemed pursuant to Clause 4(b)(ii) or 4(b)(iii), the Company shall issue to such holder a promissory note that (i) (i) matures 24 months after the Redemption Date, (ii) carries an interest of 8% per annum, and (iii) has a principal amount that is equal to the difference between (x) the sum of the Investment Amount and the Redemption Return of such holder and (y) the actual amount of Redemption Price that such holder receives pursuant to Clause 4(b)(ii) or 4(b)(iii).

(d)	All dividends on the Preferred Shares designated for redemption on the Redemption Date shall continue to accrue and all rights of the holders thereof shall continue to be valid and enforceable until actual payment of the Redemption Price with respect thereto.

LIQUIDATION PREFERENCE

5. (a)	In the event of any liquidation, dissolution or winding up of the Company (a “Liquidation Event”), either voluntary or involuntary, then distributions to the Members in connection with such event shall be made in the following manner:

(i)	The holders of Series C Preferred Shares shall be entitled to receive, on parity with each other, but prior and in preference to any distribution of the assets or surplus funds of the Company to the holders of Series B Preferred Shares, Series A Preferred Shares or Ordinary Shares, and any other then outstanding equity securities of the Company, by reason of their ownership thereof, a liquidation preference (the “Series C Liquidation Preference”) in an amount equal to 100% of the applicable Series C Original Issue Price, as adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions, plus all dividends declared and unpaid with respect thereto per Series C Preferred Share then held by such holders. If upon the occurrence of a Liquidation Event, the assets and funds available to be distributed among the holders of Series C Preferred Shares shall be insufficient to permit the payment to such holders of the full preferential amount due to them, then the entire assets and funds of the Company legally available for distribution to them shall be distributed ratably among the holders of Series C Preferred Shares.

(ii)	After distribution or payment in full of the Series C Liquidation Preference, the holders of Series B Preferred Shares and the holders of Series A Preferred Shares shall be entitled to receive, on parity with each other, but prior and in preference to any distribution of the assets or surplus funds of the Company to the holders of Ordinary Shares, and any other then outstanding equity securities of the Company, by reason of their ownership thereof, a liquidation preference (the “Series A and B Liquidation Preference”) in an amount equal to 100% of the Series B Original Issue Price or Series A Original Issue Price (as applicable), as adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions, plus all dividends declared and unpaid with respect thereto per Series B Preferred Share or Series A Preferred Share (as applicable) then held by such holders. If after the payment in full of the Series C Liquidation Preference, the assets and funds available to be distributed among the holders of Series B Preferred Shares and the holders of Series A Preferred Shares shall be insufficient to permit the payment to such holders of the full preferential amount due to them under this Clause 5(a)(ii), then the assets and funds of the Company after distribution or payment in full of the Series C Liquidation Preference and legally available for distribution to them shall be distributed ratably among the holders of Series B Preferred Shares and the holders of Series A Preferred Shares.

(iii)	After distribution or payment in full of the Series C Liquidation Preference and the Series A and B Liquidation Preference, the holders of Series C Preferred Shares shall be entitled to receive, on parity with each other, but prior and in preference to any distribution of the assets or surplus funds of the Company to the holders of Series B Preferred Shares, Series A Preferred Shares or Ordinary Shares, and any other then outstanding equity securities of the Company, by reason of their ownership thereof, a further liquidation preference (the “Further Series C Liquidation Preference”) in an amount equal to (A) 50% of the Series C Original Issue Price, as adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions, plus all dividends declared and unpaid with respect thereto per Series C Preferred Share then held by such holders if the Liquidation Event occurs within two (2) years after the Series C Original Issue Date of the Series C-1 Preferred Shares and Series C-2 Preferred Shares, or (B) 100% of the Series C Original Issue Price, as adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions, plus all dividends declared and unpaid with respect thereto per Series C Preferred Share then held by such holders if the Liquidation Event occurs on a date later than two (2) years after the Series C Original Issue Date of the Series C-1 Preferred Shares and Series C-2 Preferred Shares. If after the payment in full of the Series C Liquidation Preference and the Series A and B Liquidation Preference, the assets and funds available to be distributed among the holders of Series C Preferred Shares shall be insufficient to permit the payment to such holders of the full preferential amount due to them, then the entire assets and funds of the Company legally available for distribution to them shall be distributed ratably among the holders of Series C Preferred Shares.

(iv)	After distribution or payment in full of the Series C Liquidation Preference, the Series A and B Liquidation Preference and the Further Series C Liquidation Preference, the holders of Series B Preferred Shares and the holders of Series A Preferred Shares shall be entitled to receive, on parity with each other, but prior and in preference to any distribution of the assets or surplus funds of the Company to the holders of Ordinary Shares, and any other then outstanding equity securities of the Company, by reason of their ownership thereof, a further liquidation preference (the “Further Series A and B Liquidation Preference”) in an amount equal to (A) 50% of the Series B Original Issue Price or Series A Original Issue Price (as applicable), as adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions, plus all dividends declared and unpaid with respect thereto per Series B Preferred Share or Series A Preferred Shares (as applicable) then held by such holders if the Liquidation Event occurs within two (2) years after the Series C Original Issue Date, or (B) 100% of the Series B Original Issue Price or Series A Original Issue Price (as applicable), as adjusted for any share splits, share dividends, combinations, recapitalizations or similar transactions, plus all dividends declared and unpaid with respect thereto per Series B Preferred Share or Series A Preferred Shares (as applicable) then held by such holders if the Liquidation Event occurs on a date later than two (2) years after the Series C Original Issue Date. If after the payment in full of the Series C Liquidation Preference, the Series A and B Liquidation Preference and the Further Series C Liquidation Preference, the assets and funds available to be distributed among the holders of Series B Preferred Shares and the holders of Series A Preferred Shares shall be insufficient to permit the payment to such holders of the full preferential amount due to them, then the entire assets and funds of the Company legally available for distribution to them shall be distributed ratably among the holders of Series B Preferred Shares and the holders of Series A Preferred Shares.

(v)	After setting aside or paying in full the preferential amounts due to the holders of Preferred Shares pursuant to Clauses 5(a)(i) to 5(a)(iv) above, the remaining assets of the Company available for distribution to members, if any, shall be distributed to the holders of the Preferred Shares and Ordinary Shares on a pro rata basis, based on the number of Ordinary Shares then held by each holder on an as-if-converted basis.

(b)	In the event of (i) a Sale of the Company, (ii) an exclusive licensing of substantially all of the intellectual property of any Group Company to any third party, (iii) a consolidation or merger of the any Group Company with or into any other company or companies in which the Members or shareholders of such Group Company (as the case may be) as of the Series C Original Issue Date do not retain a majority of the voting power in the surviving company (other than a restructuring or reorganization transaction approved by an Investor Supermajority), or (iv) an enactment of new PRC government policies, laws or regulations that prohibit non-PRC entities from investing in, holding or disposing of any securities in the any Group Company or substantially prohibit any Group Company from carrying on their respective businesses as carried on or as contemplated at the date of adoption of these Memorandum and Articles of Association (which for the purposes of this Clause 5(b) shall be deemed to be a sale or disposition of all of the assets of the Company), the Company shall pay the amount received on such sale, disposition, license or consolidation in either the same form of consideration received by the Company or in cash, as the Company may at its discretion determine, whether such payment is in the form of a dividend or other legally permissible form (the “Compulsory Payment Amount”), to the holders of the Preferred Shares and Ordinary Shares on a pro rata basis, based on the number of Ordinary Shares then held by each holder on an as-if-converted basis.

(c)	Notwithstanding any other provision of this Clause 5, and subject to any other applicable provisions of the Memorandum of Association and the Articles, the Company may at any time, out of funds legally available therefor, repurchase Ordinary Shares of the Company issued to or held by employees, officers or consultants of the Company or its subsidiaries upon termination of their employment or services, pursuant to any agreement providing for such right of repurchase, whether or not dividends on the Preferred Shares shall have been declared and funds set aside therefor, and such repurchases shall not be subject to the Liquidation Preference or the Compulsory Payment Amount.

(d)	In the event the Company proposes to distribute assets other than cash in connection with any liquidation, dissolution or winding up of the Company, the value of the assets to be distributed to the holder of Preferred Shares and Ordinary Shares shall be determined in good faith by the Board, or by a liquidator if one is appointed. Any securities not subject to investment letter or similar restrictions on free marketability shall be valued as follows:

(i)	If traded on a securities exchange, the value shall be deemed to be the average of the security’s closing prices on such exchange over the thirty (30) day period ending one (1) day prior to the distribution;

(ii)	If traded over-the-counter, the value shall be deemed to be the average of the closing bid prices over the thirty (30) day period ending three (3) days prior to the distribution; and

(iii)	If there is no active public market, the value shall be the fair market value thereof as determined in good faith by the Board.

The method of valuation of securities subject to any restrictions on transfer, sale, disposal or free marketability shall be adjusted to make an appropriate discount from the market value determined as above in paragraphs (i), (ii) or (iii) above to reflect the fair market value thereof as determined in good faith by the Board, or by a liquidator if one is appointed. The holders of at least a majority of the outstanding Preferred Shares, or securities resulting from the conversion or exchange of such Preferred Shares and as adjusted for stock splits, stock dividends, reverse stock splits and the like, shall have the right to challenge any determination by the Board of fair market value pursuant to this Clause 5(d), in which case the determination of fair market value shall be made by an independent appraiser selected jointly by the Board and the challenging parties, the cost of such appraisal to be borne equally by the Company and the challenging parties.

APPENDIX

SPECIAL PROVISIONS

1.1	Right of First Refusal.

(a)	Subject to the provisions of this Section 1.1, if any Shareholder other than an Investor (the “Transferring Shareholder”) proposes to sell or otherwise transfer any Shares or other voting securities (or securities convertible into or exchangeable for voting securities) of the Company now owned or subsequently acquired by the Transferring Shareholder (the “Stock”) or any interest therein to any Person or entity then the Investors shall have a right of first refusal (the “Right of First Refusal”) to purchase the Stock proposed to be sold or otherwise transferred.

(b)	The Transferring Shareholder shall give a written notice (the “Transfer Notice”) to the Investors describing fully the proposed transfer, including the number of shares proposed to be transferred, the proposed transfer price, and the name and address of the proposed transferee. The Transfer Notice shall be signed by the Transferring Shareholder, accompanied by a written certification by such Transferring Shareholder that the proposed transferee is a bona fide purchaser and that the Transfer Notice constitutes a binding commitment of the Transferring Shareholder and the proposed transferee, with or without conditions, for the transfer of that Stock subject to the Right of First Refusal of the Investors.

(c)	Each Investor shall then have the right to purchase its Pro Rata Ratio of the Stock subject to the Transfer Notice at a price per share equal to the proposed per share transfer price, by delivery of a notice of exercise of its Right of First Refusal within 20 days after the date the Transfer Notice is delivered to the Investors.

(d)	To the extent any Investor elects not to exercise its Right of First Refusal with respect to its Pro Rata Ratio of the Stock subject to the Transfer Notice, the other Investors who have exercised their Right of First Refusal (the “Electing Investors”) shall have the additional right within 10 days after the expiration of the 20-day period specified above to buy its pro rata share of the Stock subject to the Transfer Notice with respect to which the Right of First Refusal has not been exercised (the “Unpurchased Stock”). For purposes of the preceding sentence, each Electing Investor’s pro rata share of the Unpurchased Stock shall be a fraction, the numerator of which shall be the number of Stock purchased by such Electing Investor pursuant to clause (c) of this Section 1.1 and the denominator of which shall be the total number of Stock purchased by all the Electing Investors pursuant to clause (c) of this Section 1.1; provided that no Electing Investor shall be obligated to purchase more Unpurchased Stock than it indicates its agreement to purchase under this clause (d).

(e)	If the purchase price for the Stock specified in a Transfer Notice is payable in securities or property other than cash (or evidence of cash indebtedness), the Electing Investors shall have the right to pay the purchase price in such securities or property (or in cash equivalent to the fair market value of such securities or property), and the Transferring Shareholder shall, before the dispatch of the Transfer Notice, appoint a third party valuer (the “Valuer”) approved in advance by the Electing Investors to determine such fair market value as at the latest practicable date prior to the Transfer Notice reasonably selected by the Valuer. The determination of such fair market value by the Valuer shall, in the absence of manifest error, be final and conclusive and shall be included in the Transfer Notice together with a copy of the report from the Valuer stating the basis for calculating such fair market value. The costs of appointing the Valuer shall be borne equally by the Transferring Shareholder on the one hand, and the Electing Investors on the other hand. The Valuer shall act as an expert and not as an arbitrator.

1.2	Right of First Refusal With Respect to Preferred Shares.

(a)	Investor Notice of Sale. No Investor (the “Selling Investor”) shall sell or transfer any Preferred Shares held by it (the “Investor Transfer Shares”) unless it first complies with this Section 1.2. The Selling Investor shall promptly give written notice (the “Investor Transfer Notice”) to the other Investors, describing in reasonable detail the proposed sale or transfer including, without limitation, the number of Investor Transfer Shares, the nature of such sale or transfer, the consideration to be paid, and the name and the address of each prospective purchaser or transferee.

(b)	Reply Notice. Each Investor who wishes to purchase Investor Transfer Shares (an “Exercising Investor”) shall within 20 days from the date of receipt of the Investor Transfer Notice provide the Selling Investor with a written notice (a “Reply Notice”) specifying the maximum number of any Investor Transfer Shares which it irrevocably commits to purchase (the “Exercise Amount”). A failure by an Investor to respond within such 20-day period shall be deemed to constitute a decision by such Investor not to purchase any Investor Transfer Shares. For the avoidance of doubt, each Exercising Investor may specify in its Reply Notice an Exercise Amount higher or lower than its Proportionate Amount (as defined in clause (d) of this Section 1.2). The Investor Transfer Shares shall be allocated among the Exercising Investors (with rounding to avoid fractional shares) in proportion to their respective Proportionate Amounts and on the same material terms and conditions as specified in the Investor Transfer Notice, provided that in no event shall an amount greater than an Exercising Investor’s Exercise Amount be allocated to such Exercising Investor.

(c)	Excess Investor Transfer Shares. Any Investor Transfer Shares not allocated to Exercising Investors pursuant to clause (b) of this Section 1.2 (“Excess Investor Transfer Shares”) shall be allocated among the Exercising Investors whose Exercise Amounts have not yet been satisfied pursuant to clause (b), in proportion to each Exercising Investor’s respective Excess Proportionate Amount (with rounding to avoid fractional shares); provided that in no event shall an Exercising Investor be required to purchase more Investor Transfer Shares pursuant to this clause (c) than the Exercise Amount specified by such Exercising Investor in its Reply Notice. The procedures set out in this clause (c) shall be repeated until the Exercise Amounts of all Exercising Investors have been satisfied or until all the Investor Transfer Shares have been fully allocated to the Exercising Investors, whichever occurs first.

(d)	Proportionate Amount. An Exercising Investor’s “Proportionate Amount” is equal to the product obtainable by multiplying (x) the total number of Investor Transfer Shares, by (y) a fraction, the numerator of which shall be the number of Ordinary Share Equivalents held by such Exercising Investor (on an as converted basis) on the date of the Investor Transfer Notice and the denominator of which shall be the aggregate number of all Ordinary Share Equivalents held by all the Exercising Investors (on an as converted basis) on the date of the Investor Transfer Notice.

(e)	Excess Proportionate Amount. An Exercising Investor’s “Excess Proportionate Amount” is equal to the product obtainable by multiplying (x) the total number of Excess Investor Transfer Shares, by (y) a fraction, the numerator of which shall be the number of Ordinary Share Equivalents held by such Exercising Investor (on an as converted basis) on the date of the Investor Transfer Notice and the denominator of which shall be the aggregate number of Ordinary Share Equivalents held, on the date of the Investor Transfer Notice, by all the Exercising Investors (on an as converted basis) whose Exercise Amount has not yet been satisfied after employing the procedures set out herein.

(f)	In the event the Investors other than the Selling Investor fail to agree to purchase all of the Investor Transfer Shares within the respective periods given above, the Selling Investor shall not be obligated to sell any of the Investor Transfer Shares to the Exercising Investors. The Selling Investor shall have 90 days from the date of delivery of the Investor Transfer Notice to sell the Investor Transfer Shares at the price and upon terms and conditions no more favorable to the transferee than specified in the original Investor Transfer Notice. In the event that the Selling Investor has not sold the Investor Transfer Shares within this 90-day period, the Selling Investor shall not thereafter sell any Shares without first offering such shares to the other Investors in the manner provided in this Section 1.1 above.

1.3	Co-Sale Right. If the Transferring Shareholder is a holder of Ordinary Shares, then ach Investor who does not exercise its Right of First Refusal pursuant to Section 1.1 above shall have the right, exercisable upon written notice to the Transferring Shareholder within 20 days after the date the Transfer Notice is delivered to the Investors, to participate in the sale of Stock on substantially the same terms and conditions as the Transferring Shareholder to the extent of that Investor’s Co-Sale Ratio with respect to its Stock (the “Co-Sale Right”), provided, however, such Co-Sale Right shall not apply to any sale of Stock to an Investor pursuant to the exercise of the Right of First Refusal of such Investor under Section 1.1, or the Right of First Refusal With Respect to Preferred Shares of such Investor under Section 1.2. Each notice of an exercise of the Co-Sale Right shall state the number of shares of Stock such Investor wishes to sell under its Co-Sale Right. Any Investor may elect to sell all or some of the shares of Stock then held by such Investor up to that Investor’s Co-Sale Ratio with respect to its Stock. To the extent the Investors exercise their Co-Sale Right in accordance with the terms and conditions set forth in this Section 1.3, the Transferring Shareholder (i) may only sell its shares of Stock if the proposed transferee completes the purchase of the shares which the Investors seek to sell pursuant to the exercise of their Co-Sale Right, and (ii) shall, at the request of any Investor, reduce the number of shares of its Stock to be sold by the number of shares of Stock that such Investor wishes to sell under its Co-Sale Right.

(a)	Delivery of Certificates. The Investors shall effect their participation in the sale by promptly delivering to the Transferring Shareholder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent the type and number of shares of Stock which the Investors elect to sell; provided that if an Investor elects to sell Preferred Shares under its Co-Sale Right, it shall convert such Preferred Shares into Ordinary Shares for transfer upon consummation of the sale. No Co-Sale Investor shall be required to give any representations or warranties to the purchaser other than a representation and warranty that such Stock is sold by such Co-Sale Investor as beneficial owner free from encumbrances and liens other than those under this Agreement, the Memorandum of Association and the Articles of the Company.

(b)	Sales Proceeds. The stock certificate or certificates that the Investors deliver to the Transferring Shareholder pursuant to Section 1.3(a) shall be transferred to the prospective purchaser in consummation of the sale of the Stock pursuant to substantially the same terms and conditions as specified in the Transfer Notice, and the Transferring Shareholder shall upon receiving the same from the prospective purchaser concurrently remit to each Investor that portion of the sale proceeds to which that Investor is entitled by reason of its participation in the sale. To the extent that any prospective purchaser or purchasers prohibits assignment or otherwise refuses to purchase shares or other securities from the Investors, the Transferring Shareholder shall not sell to the prospective purchaser or purchasers any Stock unless and until, simultaneously with the sale, the Transferring Shareholder purchases those shares or other securities from the Investors.

1.4	Sale by Transferring Shareholder. Subject to Section 1.7, if and to the extent that the Investors do not exercise their Right of First Refusal or their Co-Sale Right in aggregate with respect to the sale of all the Stock subject to the Transfer Notice within the relevant prescribed period, the Transferring Shareholder may, not later than 90 days following delivery to the Company and the Investors of the Transfer Notice, conclude a bona fide transfer of all of the Stock covered by the Transfer Notice on terms and conditions not more favorable to the transferee or transferor than those described in the Transfer Notice. Any proposed transfer on terms and conditions more favorable than those described in the Transfer Notice, as well as any subsequent proposed transfer of any Stock by the Transferring Shareholder, shall again be subject to the Right of First Refusal and Co-Sale Right of the Investors and shall require compliance by the Transferring Shareholder with the procedures described in this Section 1.

1.5	No Adverse Effect. The Investors’ exercise or non-exercise of the Right of First Refusal or the Co-Sale Right shall not adversely affect their rights to participate in subsequent transfers of Stock by the Transferring Shareholder subject to the provisions of this Section 1.

1.6	Prohibited Transfer. Subject to the terms of this Section 1.6 and Section 1.8, for so long as the Investors collectively hold at least twenty-five percent (25%) of the Preferred Shares, or securities resulting from the conversion or exchange of such Preferred Shares and as adjusted for stock splits, stock dividends, reverse stock splits and the like, no holder of Ordinary Shares other than an Investor shall transfer any of the Stock it holds as at the date hereof, nor transfer or dispose of or create any Encumbrance over any such Stock, without Investor Consent. Without consent of Ordinary Shareholders holding a majority of the Ordinary Shares, no holder of Preferred Shares shall sell or otherwise transfer any Stock to any Competitor of the Company. For the purposes of this Section 1.6, “Competitors of the Company” has the meaning set forth in the Shareholders Agreement to be entered into by and among the Company, the Investors and certain other parties thereto. In the event a Transferring Shareholder sells any Stock in contravention of the Right of First Refusal or the Co-Sale Right of the Investors (a “Prohibited Transfer”), each Investor, in addition to other remedies as may be available at law, in equity or hereunder, shall have the put option provided in Section 1.7 below, and the Transferring Shareholder shall be bound by the applicable provisions of that put option.

1.7	Remedies.

(a)	In the event of a Prohibited Transfer, the Investors shall have the right to sell to the Transferring Shareholder the type and number of shares of Stock equal to the number of shares of stock the Investors would have been entitled to transfer to the purchaser had the Prohibited Transfer been effected pursuant to and in compliance with the terms of this Agreement (the “Put Option”). This sale shall be made on the following terms and conditions:

(i)	the price per share at which the Stock is to be sold to the Transferring Shareholder shall be equal to the greater of: (1) the price per share paid in the Prohibited Transfer, or (2) the Fair Market Value of each share plus an additional premium of forty percent (40%) of the Fair Market Value (provided, however, that if this additional premium is found by a court of law or arbitral tribunal to be unenforceable, then only the Fair Market Value of each share will be considered, and the additional premium shall be read out of this subsection (a));

(ii)	the Transferring Shareholder shall reimburse the Investors for any and all fees and expenses, including legal fees and expenses, incurred pursuant to the exercise or the attempted exercise of the Investors’ rights under this Section 1;

(iii)	within 60 days after the earlier of the dates on which the Investors (i) receive notice of the Prohibited Transfer, or (ii) otherwise become aware of the Prohibited Transfer, the Investors shall, if exercising the Put Option created by this Section 1.7, deliver to the Transferring Shareholder the certificate or certificates representing the Stock to be sold, each certificate to be properly endorsed for transfer;

(iv)	the Transferring Shareholder shall, prior to or simultaneously with the receipt of the certificate or certificates for the Stock to be sold by the Investors pursuant to this Section 1.7, pay the aggregate purchase price therefor and the amount of reimbursable fees and expenses, as specified in Section 1.7(a)(ii), in cash or by other means acceptable to the Investors; and

(v)	notwithstanding the foregoing, the Company agrees it will not effect any attempt by the Transferring Shareholder to transfer Stock in violation of this Section 1 nor will it treat any alleged transferee as the holder of the Stock purported to be transferred in violation of this Section 1, unless the Put Option is completed pursuant to this Section 1.7.

(b)	For the purposes of this Section 1.7, “Fair Market Value” of a Share as of a particular date shall mean:

(i)	If traded on a securities exchange, the Fair Market Value shall be deemed to be the average of the closing prices of the Ordinary Shares of the Company (or the average of the closing prices of securities representing such Ordinary Shares divided by the number of Ordinary Shares represented) on such exchange or market over the five Business Days ending immediately prior to the applicable date of valuation;

(ii)	If actively traded over-the-counter, the Fair Market Value shall be deemed to be the average of the closing bid prices over the 30-day period ending immediately prior to the applicable date of valuation; and

(iii)	If there is no active public market, the Fair Market Value shall be the value determined in good faith by the Board of the Company in consultation with the Auditors.

1.8	Certain Permitted Transfers. The restrictions or requirements set forth in Sections 1.1 through 1.7 with respect to transfers of Shares shall not, subject to any applicable law, apply to:

(a)	any transfer by any Shareholder who is a natural person:

(i)	to a legal representative of such Shareholder, if such Shareholder becomes incapacitated, or upon the death of such Shareholder;

(ii)	by will, the laws of intestacy or the laws of descent or survivorship; or

(iii)	any sale or transfer of Shares to the Company or an entity designated by the Company pursuant to a repurchase right or right of first refusal of the Company in the event of a termination of an employment or consulting relationship with a Group Company; or

(iv)	pursuant to a court order upon the termination of a marital relationship of such Shareholder; or

(b)	any transfer by an Investor to its Affiliates

(any permitted transferee thereunder, a “Permitted Transferee”),

provided, however, that in the case of any transfer described in any of sub-paragraphs (a) and (b) above:

(A)	each Permitted Transferee shall have executed and delivered to the Company and the other Shareholders, as a condition precedent to any such transfer or acquisition of Shares, an Adherence Deed set forth on the last page of this Appendix, and shall have submitted to the Company and the Investors such evidence as the Company and the Investors may reasonably request to demonstrate that such transferee qualifies as a Permitted Transferee; and

(B)	each Permitted Transferee shall remain qualified as a Permitted Transferee of the transferring Shareholder at all times following such transfer for as long as it continues to hold any Shares, failing which it shall transfer the Shares held by it to another Permitted Transferee reasonably satisfactory to the Company and the Investors.

1.9	Drag-Along.

(a)	At any time prior to the completion of a Qualified IPO, if Investors holding eighty percent or more of the Preferred Shares (on an as-if-converted basis) (the “Initiating Sellers”) approve a Sale of the Company in which the Company’s valuation is US$500 million or more (an “Approved Sale”), then at the request of the Initiating Sellers, each Shareholder shall approve, consent to and raise no objections to the Approved Sale, and if the Approved Sale is structured as a sale of the issued and outstanding capital stock of the Company (whether by merger, recapitalization, consolidation or sale or Transfer of shares or otherwise), then each Shareholder shall waive any dissenter’s rights, appraisal rights or similar rights in connection with such Sale of the Company and each Shareholder shall agree to sell its Shares on the terms and conditions approved by the Initiating Sellers. Each Shareholder shall take all necessary and desirable actions in connection with the consummation of the Approved Sale, including executing such agreements and instruments and taking such other actions as may be reasonably necessary to provide the representations, warranties, indemnities, covenants, conditions, escrow agreements and other provisions and agreements, as the case may be, required for the consummation of such Approved Sale. In the event that any Shareholder fails for any reason to take any of the foregoing actions after reasonable notice thereof, such Shareholder hereby grants an irrevocable power of attorney and proxy to the Initiating Sellers or an assignee or designee of such Initiating Sellers to take all necessary actions and execute and deliver all documents deemed by such Person to be reasonably necessary to effectuate the terms of this Section 1.3. Subject to clause (b) of this Section 1.3, the restrictions on Transfers of Shares set forth in Sections 1.1, 1.2 and 1.6 shall not apply in connection with an Approved Sale, anything in this Agreement to the contrary notwithstanding.

(b)	The Initiating Sellers shall deliver written notice to each other Shareholder setting forth in reasonable detail the terms (including price, time and form of payment) of any Approved Sale (the “Drag-Along Notice”). Within 15 days following receipt of the Drag-Along Notice, each of such other Shareholders shall deliver to the Company written notice setting forth the Shareholders Agreement to consent to and raise no objections against, or impediments to, the Approved Sale (including, waiving all dissenter’s and similar rights) and (ii) if the Approved Sale is structured as a sale of capital stock, to sell its Shares on the terms and conditions set forth in the Drag-Along Notice, including delivery of certificates representing such Shareholder’s Shares (duly endorsed for transfer or accompanied by executed stock powers or transfer instruments therefor).

FORM OF ADHERENCE DEED

THIS ADHERENCE DEED is made the         day of

by [    ], a company incorporated in [    ] with registered number [    ] whose registered office is at [    ] (“New Shareholder”)

RECITALS

A.	On [...], 2013, the shareholders of Sungy Mobile Limited (the “Company”), the Company and certain other parties thereto entered into a second amended and restated shareholders’ agreement (the “Shareholders’ Agreement”), to which the substantial form of this Adherence Deed forms Exhibit B.

B.	The New Shareholder is the intended transferee of [...] [Ordinary Shares]/[Series A Preferred Shares]/[Series B Preferred Shares]/[Series C-1 Preferred Shares]/[Series C-2 Preferred Shares]/[Series C-3 Preferred Shares] of par value [...] each (“Transferred Shares”) in the Company from [...] (“Transferor”) and in accordance with Section [5.8]/[17] of the Shareholders’ Agreement is executing this Deed.

THIS DEED WITNESSES as follows:

1.	Interpretation. Capitalized terms not otherwise defined in this Deed shall have the meanings given to then in the Shareholders’ Agreement.

2.	Covenant; Enforceability. The New Shareholder hereby ratifies and accedes to the terms of, agrees to be bound by, and assumes all rights and obligations under the terms and conditions of, the Shareholders’ Agreement, as if the New Shareholder had been an original party to the Shareholders’ Agreement in the same capacity as the Transferor; provided, however, that the New Shareholder shall not have the benefit of any rights of the Transferor under the Shareholders’ Agreement which are expressed to be non-transferable by the terms thereof. The existing Shareholders shall be entitled to enforce the Shareholders’ Agreement against the New Shareholder.

3.	Governing Law. This Adherence Deed shall be governed by and construed in all respects in accordance with the laws of Hong Kong law.

IN WITNESS WHEREOF this Adherence Deed has been executed [as a deed] by the New Shareholder on the date set forth above.

[NEW SHAREHOLDER]             )

in the presence of:                            )